                                                                    Exhibit (b)2

Private & Confidential                                           CONFORMED COPY











                       MEZZANINE BRIDGE FACILITY AGREEMENT

                                     for a

                           US$5,000,000 TERM FACILITY

                                       to

                      RASMALA DISTRIBUTION (CAYMAN) LIMITED
                                    as Parent



                     RASMALA DISTRIBUTION (BERMUDA) LIMITED
                                  as Guarantor




                                   ARRANGED BY
                               CAPITAL TRUST N.V.






                                      AGENT
                               CAPITAL TRUST N.V.



      [Subject to an intercreditor agreement dated 3 January, 2002 between SHUAA Capital p.s.c., Capital Trust N.V., Rasmala Buyout Fund L.P. and
                     Rasmala Distribution (Cayman) Limited]



                                   Norton Rose

                                    CONTENTS



CLAUSE                                                                                                     PAGE
---------                                                                                                  -----

SECTION 1 : INTERPRETATION....................................................................................1

1      Definitions and Interpretation.........................................................................1

SECTION 2 : THE FACILITY......................................................................................9

2      The Facility...........................................................................................9

3      Purpose................................................................................................9

4      Conditions of Utilisation.............................................................................10

SECTION 3 : UTILISATION......................................................................................11

5      Utilisation...........................................................................................11

SECTION 4 : REPAYMENT, PREPAYMENT AND CANCELLATION...........................................................12

6      Repayment.............................................................................................12

7      Prepayment and cancellation...........................................................................12

SECTION 5 : COSTS OF UTILISATION.............................................................................14

8      Interest..............................................................................................14

9      Fees..................................................................................................14

SECTION 6 : ADDITIONAL PAYMENT OBLIGATIONS...................................................................15

10     Tax gross up and indemnities..........................................................................15

11     Increased costs.......................................................................................16

12     Other indemnities.....................................................................................17

13     Mitigation by the Lenders.............................................................................18

14     Costs and expenses....................................................................................18

SECTION 7 : GUARANTEE........................................................................................20

15     Guarantee and indemnity...............................................................................20

SECTION 8 : REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT..............................................22

16     Representations.......................................................................................22

17     Information undertakings..............................................................................24

18     General undertakings..................................................................................24

19     Events of Default.....................................................................................28



                                       2
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

SECTION 9 : CHANGES TO PARTIES...............................................................................30

20     Changes to the Lenders................................................................................30

21     Changes to the Obligors...............................................................................32

SECTION 10 : THE FINANCE PARTIES.............................................................................34

22     Role of the Agent and the Arranger....................................................................34

23     Conduct of business by the Finance Parties............................................................37

24     Sharing among the Lenders.............................................................................37

SECTION 11 : ADMINISTRATION..................................................................................39

25     Payment mechanics.....................................................................................39

26     Set-off...............................................................................................40

27     Notices...............................................................................................40

28     Calculations and certificates.........................................................................41

29     Partial invalidity....................................................................................42

30     Remedies and waivers..................................................................................42

31     Amendments and waivers................................................................................42

32     Counterparts..........................................................................................42

SECTION 12 : GOVERNING LAW AND ENFORCEMENT...................................................................43

33     Governing law.........................................................................................43

34     Enforcement...........................................................................................43


Schedule 1 The Original Parties..............................................................................44

Schedule 2 The Conditions Precedent..........................................................................46

Schedule 3 Form of Utilisation Request.......................................................................49

Schedule 4 Form of Transfer Certificate......................................................................50

Schedule 5 Existing Security Interests* .....................................................................51

Schedule 6 Form of Accession Letter..........................................................................52

Schedule 7 Form of Resignation Letter........................................................................53

Schedule 8 Form of Confidentiality Letter....................................................................54

Schedule 9 Form of Warrant Instrument........................................................................59


* Schedule 5 has been intentionally omitted. The registrant hereby undertakes to furnish supplementally a copy of Schedule 5 to this Mezzanine Bridge Facility Agreement to the Securities and Exchange Commission upon request.

THIS AGREEMENT is dated 3 January, 2002 and made between:

1      RASMALA DISTRIBUTION (CAYMAN) LIMITED as Parent;

2      RASMALA DISTRIBUTION (BERMUDA) LIMITED as Guarantor;

3      CAPITAL TRUST N.V. (the "ARRANGER");

4 THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders (the "ORIGINAL LENDERS"); and

5      CAPITAL TRUST N.V. as agent for the Lenders (the "AGENT").

IT IS AGREED AS FOLLOWS:

                           SECTION 1: INTERPRETATION

1      DEFINITIONS AND INTERPRETATION

1.1    Definitions

       In this Agreement:

       "ACCESSION LETTER" means a document substantially in the form set out in
       Schedule 6 (Form of Accession Letter);

       "ACQUISITION" means the acquisition of all outstanding Common Shares and Option Shares on the terms and subject to the conditions set forth in the Offer to Purchase and in the related letter of transmittal and in the Amalgamation Agreement;

       "ADDITIONAL GUARANTOR" means a company which becomes an Additional Guarantor in accordance with clause 21 (Changes to the Obligors);

       "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

       "AGENT" means Capital Trust N.V. of c/o Capital Trust Representative Office, Gefinor Centre, Bloc B, 9th Floor, Clemenceau Street, PO Box 113-7008, Beirut, Lebanon or such other person as may be appointed agent for the Lender pursuant to clause 22.11;

       "AMALGAMATION AGREEMENT" means the agreement and plan of amalgamation, dated as of 3 January 2002, among the Parent, Bidco and Target;

       "ARRANGER" means Capital Trust N.V. of c/o Capital Trust Representative Office, Gefinor Centre, Bloc B, 9th Floor, Clemenceau Street, PO Box 113-7008, Beirut, Lebanon;

       "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration;

       "AVAILABILITY PERIOD" means the period from and including the date of this Agreement to and including 28 February, 2002 (unless extended with the prior written consent of the Arranger);

       "BIDCO" means Rasmala Distribution (Bermuda) Limited (Co. number 31475), a limited liability company, newly incorporated by the Parent under the laws of Bermuda;

       "BIDCO SHARE CHARGE" means the charge by the Parent over its shares in Bidco, in favour of SHUAA Capital p.s.c. as security trustee for the Finance Parties;

       "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York;

       "COMMITMENT" means:

       (a) in relation to an Original Lender, the amount in Dollars set opposite its name under the heading "Commitment" in Part II of
              Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

       (b) in relation to any other Lender, the amount in Dollars of any Commitment transferred to it under this Agreement,

       to the extent not cancelled, reduced or transferred by it under this Agreement;

       "COMMON SHARES" means the common shares in Target having a par value of US$0.01 per share (being all of the outstanding shares of the Target);

       "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking in the form of Schedule 8;

       "CONTROL", in relation to a body corporate, means the right, by virtue of holding shares in such body corporate, or by virtue of any contract or other arrangement with any holder of shares in such body corporate, to exercise or control the exercise of more than 50 per cent. of the total voting rights conferred upon the holders of the entire issued share capital for the time being of that body corporate (ignoring for this purpose, in respect of the Parent, the share capital that would be issued on the exercise of the Warrants) and "CONTROLLED" shall be construed accordingly;

       "DEFAULT" means an event which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;

       "DEPOSITARY" means American Stock Transfer & Trust Company in its capacity as depositary for the Offer and as paying agent for the proposed amalgamation or compulsory acquisition relating thereto;

       "DOLLARS" and "US$" mean the lawful currency for the time being of the United States of America and in respect of all payments to be made under this Agreement in Dollars mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other Dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in Dollars);

       "EBITDA" means, in respect of any period and any person or the Group, the profit on ordinary activities (consolidated in the case of the Group) of such person or (as the case may be) the Group before Taxation for such period:

       (a) adjusted to exclude interest received or receivable and interest paid or payable and other similar income or costs to the extent not already excluded;

       (b) adjusted to exclude any gain or loss realised on the disposal of fixed assets (whether tangible or intangible);

       (c) after adding back any charge for the amortisation or write-off of goodwill arising as a result of the Acquisition;

       (d) after adding back any charge for amortisation of transaction costs relating to the Acquisition and the financing thereof;

       (e) after adding back the increased amount of depreciation where additional depreciation is charged to EBITDA arising from the write-up of the book value of assets;

       (f) before deducting any exceptional or extraordinary costs and before including exceptional or extraordinary income;

       (g) after deducting any profit arising out of the release of any provisions against a liability or charge; and

       (h)    before the depreciation of fixed assets.

       "EVENT OF DEFAULT" means any event or circumstance specified as such in clause 19 (Events of Default);

       "FACILITY" means the term loan facility made available under this Agreement as described in clause 2 (The Facility);

       "FACILITY OFFICE" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than ten Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement;

       "FINANCE DOCUMENT" means this Agreement, the Security Documents and any other document designated as such by the Agent and the Parent;

       "FINANCE PARTY" means the Agent, the Arranger or a Lender;

       "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

       (a)    moneys borrowed;

       (b) any amount raised by acceptance under any acceptance credit facility;

       (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

       (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IAS, be treated as a finance or capital lease;

       (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

       (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

       (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

       (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

       (i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to
              (h) above;

       "GROUP" means the Parent and its Subsidiaries for the time being;

       "GUARANTOR" means Bidco and each other Subsidiary of the Parent that may be a party to this Agreement as an Additional Guarantor at any time;

       "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

       "IAS" means International Accounting Standards as applied by the Target as of the date of this Agreement;

       "INTERCREDITOR AGREEMENT" means the intercreditor agreement dated on or about the date of this Agreement between Capital Trust N.V., Shuaa Capital p.s.c., the Investor and the Parent;

       "INVESTOR" means Rasmala Buyout Fund L.P.;

       "INVESTOR LOAN" means the loan of $5,000,000 to be made by the Investor to the Parent on or prior to the first Utilisation Date on terms substantially the same as the Mezzanine Facility Agreement;

       "INVESTOR LOAN AGREEMENT" means the agreement between the Investor and the Parent pursuant to which the Investor Loan is to be made, as amended from time to time;

       "LENDER" means:

       (a)    any Original Lender; and

       (b) any bank or financial institution which has become a Party in accordance with clause 20 (Changes to the Lenders),

       which in each case has not ceased to be a Party in accordance with the terms of this Agreement;

       "LOAN" means the loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan;

       "MAJORITY LENDERS" means:

       (a) if the Loans is then not outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction); or

       (b) at any other time, a Lender or Lenders whose participations in the Loan then outstanding aggregate more than 66 2/3 per cent. of the Loan then outstanding;

       "MANAGEMENT ACCOUNTS" means the unaudited consolidated management accounts for the Target Group comprising a balance sheet as at the last day of the accounting period of the Target Group ending in September, 2001 and a profit and loss account for the year to date period up to such last day;

       "MATERIAL ADVERSE EFFECT" is a reference to:

       (a) something having a material adverse effect on the ability of the Group taken as a whole to perform the material payment obligations under any of the Finance Documents; or

       (b) something having a material adverse effect on the financial condition of the Group taken as a whole; or

       (c) something (other than the Reservations or a change in law or the interpretation of it) which results in any of the Finance Documents not being legal, valid and binding on, and enforceable substantially in accordance with their terms against, any of the Obligors in a manner and to an extent reasonably considered by the Majority Lenders to be materially adverse to the interests of the Lenders;

       "MATERIAL SUBSIDIARY" means (x) for so long as they are members of the Group, Aramex International Limited, Aramex Emirates LLC, Aramex International Limited (Hong Kong), Al Awsat International Transport and Arab American International Express Company Ltd and (y) any other member of the Group:

       (a) whose unconsolidated EBITDA is equal to or exceeds 5 per cent. of the consolidated EBITDA of the Group; or

       (b) whose unconsolidated net assets are equal to or exceed 5 per cent. of the consolidated net assets of the Group; or

       (c) whose unconsolidated gross revenues are equal to or exceed 5 per cent. of the consolidated gross revenues of the Group,

       as determined by reference to the Original Financial Statements or if the company concerned has become or becomes a Subsidiary after the end of the financial period to which the Original Financial Statements relate, the then latest quarterly accounts of the Group delivered under clause 17.1 (Financial Statements) which include such company but so that a certificate of the auditors that a Subsidiary of the Parent is or is not a Material Subsidiary (in accordance with this definition) at any time shall be conclusive and binding on the Parties;

       "MEZZANINE DEBT" means all Financial Indebtedness outstanding under this Agreement or the Investor Loan Agreement from time to time and any Financial Indebtedness replacing and/or refinancing the same or any other Financial Indebtedness ranking junior to the Senior Debt in terms of priority of repayment pursuant to an intercreditor agreement or otherwise;

       "MEZZANINE WARRANTS" means the warrants (if any) to subscribe for shares in the Parent, representing up to 5% of the fully diluted share capital of the Parent, to be issued to any providers or arrangers of the Mezzanine Debt;

       "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

       (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

       (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

       The above rules will only apply to the last month of any period;

       "OBLIGOR" means the Parent or a Guarantor;

       "OFFER TO PURCHASE" means the offer to purchase for cash all outstanding Common Shares and Option Shares being made by Bidco to the shareholders of Target in connection with the Amalgamation Agreement;

       "OPTION SHARES" means Common Shares issuable in respect of Existing Stock Options (as defined in the Amalgamation Agreement) that shall have been conditionally exercised by the holders thereof for purposes of participating in the Offer to Purchase;

       "ORIGINAL FINANCIAL STATEMENTS" means the audited consolidated financial statements of the Target Group for the last three financial years ended 31 December 2000 together with the Management Accounts;

       "ORIGINAL LENDERS" means the financial institutions listed in Part II of
       Schedule 1;

       "ORIGINAL OBLIGORS" means parties listed as such in Part I of Schedule 1;

       "PARENT" means Rasmala Distribution (Cayman) Limited (Co. number 112321), an exempted company, newly incorporated with limited liability under the laws of the Cayman Islands;

       "PARENT LOAN" means the loan from the Parent to Bidco of up to $65,000,000 entered into in connection with the Acquisition;

       "PARENT LOAN ASSIGNMENT" means the assignment by way of security dated on or about the date of this Agreement from the Parent to SHUAA Capital p.s.c. (as security trustee) in respect of the Parent Loan;

       "PARTY" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees;

       "PERMITTED ACQUISITION" means an acquisition that is a Permitted Acquisition under the terms of (and as defined in) the Senior Bridge Facility Agreement;

       "PERMITTED MERGER" means (i) the merger or amalgamation (as the case may be) between Bidco and Target, (ii) a Permitted Acquisition that is effected by way of merger (including a subsequent merger of an entity acquired pursuant to a Permitted Acquisition with a member of the Group in connection with such Permitted Acquisition) and (iii) any other merger, amalgamation, demerger or corporate reconstruction within the Group that the Majority Lenders have previously agreed to in writing;

       "PRO FORMA LEVERAGE RATIO" means, in respect of a proposed acquisition, the ratio of (x) Total Senior Debt as of the last day of the accounting quarter of the Group then most recently ended for which the Agent has received financial statements pursuant to this Agreement (determined on the basis that any Financial Indebtedness assumed or incurred pursuant to the acquisition is included therein) to (y) EBITDA of the Group for the period of 12 months ending on such last day (determined on the basis that EBITDA of the business acquired for such 12 month period is included therein);

       "REPAYMENT DATE" means the date falling six months after the Utilisation Date or, if so provided in accordance with clause 2.3, the date falling 60 months after the Utilisation Date;

       "REPEATING REPRESENTATIONS" means each of the representations set out in clauses 16.1 - 16.10 (inclusive);

       "RESERVATIONS" means such reservations, assumptions or qualifications as have been made in legal opinions addressed and delivered to the pursuant to the Finance Documents;

       "RESIGNATION LETTER" means a letter substantially in the form set out in
       Schedule 7 (Form of Resignation Letter)

       "SECURITY DOCUMENTS" means (i) the Bidco Share Charge, (ii) the Target Share Charge, (iii) the Parent Loan Assignment and (iv) any other documentary evidence of any Security Interest or guarantee or indemnity entered into for the purpose of securing, guaranteeing or assuring the obligations under the Finance Documents;

       "SECURITY INTEREST" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

       "SENIOR BRIDGE FACILITY AGREEMENT" means the $30,000,000 bridge facility agreement dated on or about the date of this Agreement between (among others) the Parent, Bidco and SHUAA Capital p.s.c. as the same may be replaced, extended, restated or otherwise amended from time to time (including by way of conversion into longer-term debt) with the prior written consent of the Arranger;

       "SENIOR BRIDGE LOANS" means the "Loans" as defined in the Senior Bridge Facility Agreement;

       "SENIOR DEBT" means all Financial Indebtedness outstanding under the Senior Bridge Facility Agreement from time to time and any Financial Indebtedness replacing and/or refinancing the same (including by a greater amount of senior indebtedness) with the prior written consent of the Arranger;

       "SENIOR LOAN" means the "Loan" as defined in the Senior Bridge Facility Agreement;

       "SENIOR WARRANTS" has the meaning given to that term in the Senior Bridge Facility Agreement;

       "SENIOR WARRANT INSTRUMENT" has the meaning given to that term in the Senior Bridge Facility Agreement;

       "SHAREHOLDERS AGREEMENT" means the subscription and shareholder agreement dated on or about the date of this Agreement between the Investor, Fadi Ghandour, Champa Co-investors (Cayman) Limited and the Parent;

       "SPECIFIED OFFER CIRCUMSTANCE" means any of the circumstances set out in items (i) (but so that the reference therein to 75% shall be deemed to be 50.1%) or (ii) of the second paragraph of or paragraph (c), (d) (but so that the reference therein to "obligations, covenants or agreements" shall be construed as a reference to "material obligations, covenants or agreements"), (e) or (f) of the conditions to the Offer to Purchase comprising Exhibit A to the Amalgamation Agreement;

       "SPECIFIED OFFER CONDITIONS" means, in each case, at the relevant time
       (a) no Specified Offer Circumstance exists; and (b) Bidco is required to accept for payment, or pay for, Common Shares under the terms of the Amalgamation Agreement or the Offer to Purchase or otherwise under United States securities laws or is obliged to pay for Common Shares pursuant to the Voting and Tender Agreement (as defined in the Amalgamation Agreement);

       "SUBSIDIARY" of a person means any company or entity directly or indirectly Controlled by such person;

       "TARGET" means Aramex International Limited, a company organised under the laws of Bermuda;

       "TARGET GROUP" means Target and its Subsidiaries from time to time;

       "TARGET SHARE CHARGE" means the charge by Bidco over its shares in Target, in favour of SHUAA Capital p.s.c. as security trustee for the Finance Parties;

       "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

       "TOTAL COMMITMENTS" means the aggregate of the Commitments being US$5,000,000 at the date of this Agreement;

       "TOTAL SENIOR DEBT" means, at any time, the aggregate amount of Senior Debt of members of the Group owing to third parties at such time (and for avoidance of doubt excluding any Mezzanine Debt);

       "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent;

       "TRANSFER DATE" means, in relation to a transfer, the later of:

       (a)    the proposed Transfer Date specified in the Transfer Certificate;
              and

       (b)    the date on which the Agent executes the Transfer Certificate;

       "UNPAID SUM" means any sum due and payable but unpaid by an Obligor under the Finance Documents;

       "UTILISATION" means the utilisation of the Facility;

       "UTILISATION DATE" means the date of the Utilisation, being the date on which the Loan is to be made;

       "UTILISATION REQUEST" means a notice substantially in the form set out in
       Schedule 3 (Utilisation Request);

       "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature; and

       "WARRANTS" means the Mezzanine Warrants and the Senior Warrants.

1.2    Construction

1.2.1  Any reference in this Agreement to:

       (a) "ASSETS" includes present and future properties, revenues and rights of every description;

       (b) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

       (c) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

       (d) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

       (e) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

       (f) a provision of law is a reference to that provision as amended or re-enacted; and

       (g) unless a contrary indication appears, a time of day is a reference to London time.

1.2.2  Section, clause and Schedule headings are for ease of reference only.

1.2.3 References to this "Agreement" include this Agreement as the same may be replaced, extended, restated or otherwise amended from time to time (including by way of conversion or extension into longer term debt).

1.2.4 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.5 A Default or an Event of Default is "CONTINUING" if it has not been remedied or waived.

1.3    Rights under the Contracts (Rights of Third Parties ) Act 1999

1.3.1 Except as provided in a Finance Document, the terms of a Finance Document may be enforced only by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

1.3.2 Notwithstanding any provision of any Finance Document, the Parties to a Finance Document do not require the consent of any third party to rescind or vary any Finance Document at any time.

                            SECTION 2: THE FACILITY

2      THE FACILITY

2.1    The Facility

2.1.1 Subject to the terms of this Agreement, the Lenders make available to the Parent a term loan facility in an amount equal to the Total Commitments.

2.1.2 To the extent that less than 75% of the total number of outstanding Common Shares of the Target on a fully diluted basis (including Option Shares) on the date of purchase have been properly tendered and not properly withdrawn the Commitment of each Lender shall be reduced pro rata (by the same proportion by which the actual number of such Common Shares (including Option Shares) properly tendered and not properly withdrawn is less than 75%; such that at a level of 60% the reduction would be one-fifth).

2.2    Lenders' rights and obligations

2.2.1 The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.2.2 The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from an Obligor shall be a separate and independent debt.

2.2.3 A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3    Conversion of the Facility

2.3.1 Notwithstanding the other provisions of this Agreement, each of the Finance Parties agrees and undertakes to convert the Facility into a longer term mezzanine facility (and for such purposes to extend the Repayment Date until the date falling 60 months after the Utilisation
       Date) if the following conditions have been satisfied by the Repayment Date, namely that:

       (a)    the Senior Bridge Loans have been repaid in full;

       (b) the terms of any facility refinancing or replacing the Senior Bridge Loans are acceptable to the Finance Parties; and

       (c) (concurrently with such extension) the Parent has issued Mezzanine Warrants to the Lender (pro rata to their Commitments) for 2.5% of the fully diluted share capital of the Parent pursuant to a warrant instrument in the form of the warrant instrument in schedule 9 to this Agreement.

       For avoidance of doubt, the Repayment Date shall not be deemed to have been extended as a result of any extension of the time for repayment of the Senior Bridge Loans.

2.3.2 The parties undertake with each other to make such amendments to this Agreement as are necessary or reasonably desirable to reflect the conversion of the Facility as described in clause 2.3.1 above, such amendments to be effected on or prior to the initial Repayment Date hereunder.

3      PURPOSE

3.1    Purpose

       The Parent shall apply all amounts borrowed by it under the Facility towards financing part of the Acquisition, including the payment of fees and expenses incurred in connection with the Acquisition.

3.2    Monitoring

       No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4      CONDITIONS OF UTILISATION

4.1    Initial conditions precedent

       The Parent may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in part I of
       Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Parent and the Lenders promptly upon being so satisfied.

4.2    Further conditions precedent

       The Lenders will only be obliged to comply with clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date the Specified Offer Conditions are satisfied as of such date.

                             SECTION 3: UTILISATION

5      UTILISATION

5.1    Delivery of a Utilisation Request

       The Parent may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than 10.00 a.m. (Lebanon time) on the Business Day prior to the proposed Utilisation Date.

5.2    Completion of a Utilisation Request

       A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless the proposed Utilisation Date is a Business Day within the Availability Period.

5.3    Currency and amount

5.3.1  The currency specified in a Utilisation Request must be Dollars.

5.3.2 The amount of the proposed Loan must be a US$5,000,000 (being the Total Commitments).

5.4    Lenders' participation

5.4.1 If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Loan available through its Facility Office.

5.4.2 The amount of each Lender's participation in the Loan will be equal to the proportion borne by its Commitment to the Total Commitments immediately prior to making the Loan.

5.4.3 The Agent shall notify each Lender of the proposed Utilisation by 12 noon on the Business Day prior to the proposed Utilisation Date.

5.5    Payments to Depositary

       The Parent may specify in the Utilisation Request that the proceeds of the Loan are to be paid directly to the Depositary in respect of the Offer to Purchase on behalf of Bidco. Any such payment shall be deemed to constitute the making of such Loan to the Parent, the on-lending of the proceeds thereof to Bidco and the payment by Bidco of such amount to such Depositary in satisfaction of its corresponding obligations in respect of the Offer to Purchase.

               SECTION 4: REPAYMENT, PREPAYMENT AND CANCELLATION

6      REPAYMENT

6.1    Repayment of the Loan

       The Parent shall repay the Loan either in full on the Repayment Date or, if in accordance with clause 2.3, the Repayment Date is extended, in two equal instalments the first on the date falling 48 months after the Utilisation Date and the second on the Repayment Date.

6.2    Reborrowing

       The Parent may not reborrow any part of the Facility which is repaid.

7      PREPAYMENT

7.1    Illegality

       If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in the Loan:

7.1.1 that Lender shall promptly notify the Agent upon becoming aware of that event;

7.1.2 upon the Agent notifying the Parent, the Commitment of that Lender will be immediately cancelled; and

       the Parent shall repay that Lender's participation in the Loan made to the Parent on the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2    Mandatory prepayment

       If (x) the Investor ceases to Control the Parent or the Parent ceases to Control Bidco or Bidco ceases to Control Target (other than pursuant to a merger or amalgamation of Bidco and Target) and/or (y) all or substantially all of the business of Target is disposed of:

7.2.1 the Parent shall promptly notify the Agent upon becoming aware of that event; and

7.2.2 if the Majority Lenders so require, the Agent shall, by not less than 15 days notice to the Parent, cancel the Facility and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

7.3    Voluntary prepayment of the Loan

7.3.1 The Parent may, if it gives the Agent not less than ten Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of US$1,000,000 and a multiple of US$500,000).

7.3.2 If the Parent makes a prepayment pursuant to clause 7.3.1 prior to the original Repayment Date (unless such prepayment is made in connection with a refinancing, replacement or extension (including pursuant to clause 2.3) of the Facility by Capital Trust N.V.) it shall, on the date of prepayment, pay a prepayment fee to the Agent for the Lenders at the rate of 2.50 per cent. on the principal amount of the Loan prepaid.

7.4    Restrictions

7.4.1 Any notice of prepayment given by any Party under this clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

7.4.2 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to clause 7.3.2, without premium or penalty.

7.4.3  The Parent may not reborrow any part of the Facility which is prepaid.

7.4.4 The Parent shall not repay or prepay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement and subject to the terms of the Intercreditor Agreement.

7.4.5 If the Agent receives a notice under this clause 7 it shall promptly forward a copy of that notice to either the Parent or the affected Lender, as appropriate.

                        SECTION 5: COSTS OF UTILISATION

8      INTEREST

8.1    Calculation of interest

       The rate of interest on the Loan is 10 per cent. per annum.

8.2    Payment of interest

       The Parent shall pay accrued interest on the Loan on the Repayment Date or, if in accordance with clause 2.3, the Repayment Date is extended, on the dates falling at six monthly intervals after the Utilisation Date, including the Repayment Date (subject always to the terms of the Intercreditor Agreement).

8.3    Default interest

       If an Obligor fails to pay:

8.3.1 (in the case of the Parent) any principal amount of the Loan on the Repayment Date (assuming that the Repayment Date is not extended pursuant to clause 2.3), it shall pay default interest thereon at a rate equal to two per cent. per month on the daily outstanding principal amount of the Loan; such default interest to be payable on the last day of each calendar month after the Repayment Date and on the date on which the Loan is finally repaid in full and so that the first such payment of default interest shall include retrospective default interest at two per cent. per month on the daily outstanding principal amount of the Loan from (but excluding) the date falling three months after the Utilisation Date until the Repayment Date; and

8.3.2 any other amount payable by it under a Finance Document on its due date, default interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgement) at a rate of two per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan. Any interest accruing under this clause 8.3.2 shall be immediately payable by the Obligor on demand by the Agent.

9      FEES

9.1    Placement Fee

       The Parent shall pay to the Arranger on the Utilisation Date a placement fee of 1.50 per cent. on the amount of the Loan borrowed.

                   SECTION 6: ADDITIONAL PAYMENT OBLIGATIONS

10       TAX GROSS UP AND INDEMNITIES

10.1     Definitions

10.1.1   In this clause 10:

         "PROTECTED PARTY" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

         "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

         "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

         "TAX PAYMENT" means an increased payment made by an Obligor to a Finance Party under clause 10.2 (Tax gross-up) or a payment under clause 10.3 (Tax indemnity).

10.1.2 In this clause 10 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

10.2     Tax gross-up

10.2.1 Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

10.2.2 The Parent or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify the Parent and that Obligor.

10.2.3 If a Tax Deduction is required by law to be made by an Obligor the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

10.2.4 If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

10.2.5 Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

10.3     Tax indemnity

10.3.1 The Parent shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

10.3.2 Clause 10.3.1 above shall not apply with respect to any Tax assessed on a Finance Party:

         (a) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

         (b) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

         if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party.

10.3.3 A Protected Party making, or intending to make a claim pursuant to clause 10.3.1 above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Parent.

10.3.4 A Protected Party shall, on receiving a payment from an Obligor under this clause 10.3, notify the Agent.

10.4     Tax Credit

10.4.1 If an Obligor makes a Tax Payment and the relevant Finance Party determines reasonably that:

         (a)      a Tax Credit is attributable to that Tax Payment; and

         (b) that Finance Party has obtained, utilised and retained that Tax Credit,

         the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

10.5     Stamp taxes

         The Parent shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

10.6     Value added tax

10.6.1 All consideration payable under a Finance Document by an Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Obligor shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

10.6.2 Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

11       INCREASED COSTS

11.1     Increased costs

11.1.1 Subject to clause 11.3 (Exceptions) the Parent shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

11.1.2   In this Agreement "INCREASED COSTS" means:

         (a) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

         (b)      an additional or increased cost; or

         (c)      a reduction of any amount due and payable under any Finance
                  Document,

         which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

11.2     Increased cost claims

11.2.1 A Finance Party intending to make a claim pursuant to clause 11 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent.

11.2.2 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

11.3     Exceptions

11.3.1 Clause 11 (Increased costs) does not apply to the extent any Increased Cost is:

         (a) attributable to a Tax Deduction required by law to be made by an Obligor;

         (b) compensated for by clause 10.3 (Tax indemnity) (or would have been compensated for under clause 10.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in clause 10.3 (Tax indemnity) applied); or

         (c) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any material law or regulation.

11.3.2 In this clause 11.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in clause 10.1 (Definitions).

12       OTHER INDEMNITIES

12.1     Currency indemnity

12.1.1 If any sum due from an Obligor under the Finance Documents (a "SUM"), or any order, judgement or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

         (a)      making or filing a claim or proof against that Obligor;

         (b) obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings,

         that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

12.1.2 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

12.2     Other indemnities

12.2.1 The Parent shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify each Lender against any cost, loss or liability reasonably incurred by that Lender as a result of:

         (a)      the occurrence of any Event of Default;

         (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 24 (Sharing among the Lenders);

         (c) funding, or making arrangements to fund, its participation in the Loan requested by the Parent in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

         (d) the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Parent.

12.3     Indemnity to the Agent

12.3.1 The Parent shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

         (a) investigating any event which it reasonably believes is an Event of Default; or

         (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

13       MITIGATION BY THE LENDERS

13.1     Mitigation

13.1.1 Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 10 (Tax gross-up and indemnities) or clause 11 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

13.1.2 Clause 13.1.1 above does not in any way limit the obligations of any Obligor under the Finance Documents.

13.2     Limitation of liability

13.2.1 The Parent shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 13.1 (Mitigation).

13.2.2 A Finance Party is not obliged to take any steps under clause 13.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so would be prejudicial to it.

14       COSTS AND EXPENSES

14.1     Transaction expenses

         The Parent shall promptly on demand pay the Agent and the Arranger the reasonable costs and expenses of the Agent and the Arranger, including legal fees, travel costs and other costs of diligence reasonably incurred in the preparation, negotiation and syndication of the Facility.

14.2     Amendment costs

         If an Obligor requests an amendment, waiver or consent, the Parent shall, within three Business Days of demand, reimburse the Agent for the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request.

14.3     Enforcement costs

         The Parent shall, within five Business Days of demand, pay to each Finance Party the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                              SECTION 7: GUARANTEE

15       GUARANTEE AND INDEMNITY

15.1     Guarantee and indemnity

15.1.1   Each Guarantor irrevocably and unconditionally jointly and severally:

         (a) guarantees to each Finance Party punctual performance by the Parent of all the Parent's obligations under the Finance Documents;

         (b) undertakes with each Finance Party that whenever the Parent does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

         (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

         Provided that the obligations of each Guarantor referred to above shall not extend to any amount to the extent that to do so would be in breach of applicable laws (including relating to financial assistance) binding on such Guarantor provided that such Guarantor shall have taken any requisite procedural steps in order to avoid or mitigate any such breach including, in the case of financial assistance, the requisite determination of solvency.

15.2     Continuing guarantee

         This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

15.3     Reinstatement

15.3.1 If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

         (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

         (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

15.4     Waiver of defences

15.4.1 The obligations of each Guarantor under this clause 15 will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 15 (without limitation and whether or not known to it or any Finance Party) including:

         (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

         (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor or Material Subsidiary;

         (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

         (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

         (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

         (g)      any insolvency or similar proceedings.

15.5     Immediate recourse

         Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 15. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

15.6     Appropriations

15.6.1 Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

         (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

         (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this clause 15.

15.7     Deferral of Guarantors' rights

15.7.1 Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

         (a)      to be indemnified by an Obligor;

         (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

         (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

15.8     Additional security

         This guarantee is in addition to and is not in any way prejudiced by any other guarantee or Security Interest now or subsequently held by any Finance Party.

         SECTION 8: REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

16       REPRESENTATIONS

         Each Original Obligor makes the representations and warranties set out in this clause 16 to each Finance Party on the date of this Agreement.

16.1     Status

16.1.1 It and each of the Material Subsidiaries is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

16.1.2 It and each of the Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted and is envisaged to be conducted after the Acquisition.

16.2     Binding obligations

         The material obligations expressed to be assumed by it in each Finance Document are, subject to the Reservations and other general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to clause 4 (Conditions of Utilisation) or clause 21 (Changes to the Obligors), legal, valid, binding and enforceable obligations.

16.3     Non-conflict with other obligations

16.3.1 The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

         (a)      any law or regulation applicable to it;

         (b)      the constitutional documents of it or any Material Subsidiary;
                  or

         (c) any agreement or instrument binding upon it or any Material Subsidiary or any of its or any Material Subsidiary's material assets.

16.4     Power and authority

         It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

16.5     Validity and admissibility in evidence

16.5.1   All Authorisations required:

         (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

         (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

         have been obtained or effected and are in full force and effect.

16.6     Governing law and enforcement

         Subject to the Reservations:

16.6.1 the choice of English law as the governing law of the relevant Finance Documents will be recognised and enforced in its jurisdiction of incorporation; and

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

16.6.2 any judgement obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

16.7     Deduction of Tax

         Subject to the Reservations, it is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

16.8     No filing or stamp taxes

         Subject to the Reservations, under the laws of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

16.9     No default

16.9.1 No Event of Default is continuing or would reasonably be expected to result from the making of any Utilisation.

16.9.2 No other event or circumstance is outstanding which constitutes a default under any other material agreement or instrument which is binding on it or to which its material assets are subject which would reasonably be expected to have a Material Adverse Effect.

16.10    Pari passu ranking

         Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies in its jurisdictions generally.

16.11    Original Financial Statements

16.11.1 The Original Financial Statements were prepared in accordance with IAS consistently applied (except as may be indicated in the notes thereto).

16.11.2 The Original Financial Statements fairly present the consolidated financial position of the Target Group as of their respective dates or, as applicable, during the relevant period to which they refer (except that the September 2001 management accounts are subject to normal year-end adjustments which are not likely to be materially adverse to the Target Group taken as a whole).

16.12    No proceedings pending or threatened

         No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which is not frivolous, vexatious or an abuse of the court's process or commenced for nuisance purposes and which, if adversely determined, would reasonably be likely to have a Material Adverse Effect have (so far as the Parent is aware) been started or threatened against it or any of its Material Subsidiaries.

16.13    Repetition

16.13.1 The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

         (a)      the date of each Utilisation Request; and

         (b) in the case of an Additional Guarantor, the day on which it becomes (or it is proposed that the company becomes) an Additional Guarantor.

17       INFORMATION UNDERTAKINGS

         The undertakings in this clause 17 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

17.1     Financial statements

         Following the date on which Bidco has Control of the Target, the Parent shall supply to the Agent in sufficient copies for all the Lenders unaudited consolidated quarterly management accounts for (a) the Group and (b) the Target Group as soon as the same become available, but (other than the December 2001 accounts) in any event within 30 days after the end of each period to which such statements refer. Such management accounts shall include the management accounts for the 12 months ending 31 December 2001.

17.2     Requirements as to financial statements

17.2.1 Each set of financial statements delivered by the Parent pursuant to clause 17.1 (Financial statements) shall be certified by a director of the Parent as fairly and accurately representing the Group's financial condition as at the date as at which those financial statements were drawn up.

17.3     Information: miscellaneous

17.3.1   The Parent shall supply to the Agent:

         (a) all documents dispatched by the Parent to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched or within reasonable time thereafter;

         (b) upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor or any Material Subsidiary (which is not frivolous, vexatious or an abuse of the court's process or commenced for nuisance purposes) and which would reasonably be expected to, if adversely determined, have a Material Adverse Effect; and

         (c) such further information regarding the financial condition of an Obligor or any Material Subsidiary as any Finance Party (through the Agent) may reasonably request.

17.4     Notification of default

         Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

18       GENERAL UNDERTAKINGS

         The undertakings in this clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1     Authorisations

18.1.1   Each Obligor shall:

         (a) obtain, comply with and do all that is reasonably necessary to maintain in full force and effect; and

         (b) supply certified copies to the Agent of, any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its material obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

18.2     Compliance with laws

         Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would be reasonably likely to result in a Material Adverse Effect.

18.3     Negative pledge

18.3.1 No Obligor shall (and the Parent shall ensure that no Material Subsidiary will) create or permit to subsist any Security Interest over any of its assets.

18.3.2 No Obligor shall (and the Parent shall ensure that no Material Subsidiary will):

         (a) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by such Obligor or Material Subsidiary;

         (b) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

         (c) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

         (d) enter into any other preferential arrangement having a similar effect,

         in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

18.3.3   Clauses 18.3.1 and 18.3.2 above do not apply to:

         (a) any Security Interest listed in Schedule 5 (Existing Security Interest) except to the extent the principal amount secured by that Security Interest exceeds the amount stated in that Schedule;

         (b) any netting or set-off arrangement entered into by any of the Obligors or any Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

         (c) any lien arising by operation of law and in the ordinary course of trading;

         (d) any Security Interest over or affecting any asset acquired by any of the Obligors or any member of the Group after the date of this Agreement if:

                  (i) the Security Interest was not created in contemplation of the acquisition of that asset by any of the Obligors or any member of the Group;

                  (ii) the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by any of the Obligors or any member of the Group; and

                  (iii) (other than in respect of an asset acquired pursuant to a Permitted Acquisition) the Security Interest is removed or discharged within three months of the date of acquisition of such asset;

         (e) any Security Interest over or affecting any asset of any company which becomes a Material Subsidiary after the date of this Agreement, where the Security Interest is created prior to the date on which that company becomes a Material Subsidiary, if:

                  (i) the Security Interest was not created in contemplation or as a direct or indirect result of the acquisition of that company;

                  (ii) the principal amount secured has not increased in contemplation or as a direct or indirect result of or since the acquisition of that company; and

                  (iii) the Security Interest is removed or discharged within six months of that company becoming a Material Subsidiary;

         (f) any Security Interest securing the Mezzanine Debt (including the Investor Loan) or (otherwise) for the benefit of any of the Finance Parties;

         (g) any Security Interest arising under the "Security Documents" as defined in the Senior Bridge Facility Agreement;

         (h) any Security Interest securing Financial Indebtedness incurred or assumed in connection with a Permitted Acquisition;

         (i) any Security Interest that is created with the prior written consent of the Majority Lenders; or

         (j) any Security Interest securing Financial Indebtedness (not being moneys borrowed by way of loan) the principal amount of which (when aggregated with the principal amount of any other Financial Indebtedness which has the benefit of a Security Interest other than any permitted under paragraphs (a) to (i) above) does not exceed US$1,000,000.

18.4     Disposals

18.4.1 No Obligor shall (and the Parent shall ensure that no Material Subsidiary will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

18.4.2 Clause 18.4.1 above does not apply to any sale, lease, transfer or other disposal:

         (a) made in the ordinary course of business of the disposing entity;

         (b) of assets in exchange for other assets comparable or superior as to type, value and quality;

         (c) where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (a) to (b) above or (d) below) does not exceed US$500,000 during the lifetime of the Facility; or

         (d) the application of cash or money not otherwise prohibited under this Agreement.

18.5     Merger

         No Obligor shall (and the Parent shall ensure that no Material Subsidiary will) enter into any amalgamation, demerger, merger or corporate reconstruction, other than a Permitted Merger.

18.6     Change of business

         The Parent shall procure that no substantial change is made to the general nature of the business of any of the Obligors or any Material Subsidiary from that carried on at the date of this Agreement.

18.7     No payment of dividend

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

         The Parent will not pay (including by way of set-off, combination of accounts or otherwise) any dividend or make any other distribution or payment (whether in cash or in specie), including any interest and/or unpaid dividends, in respect of equity or any other share capital for the time being in issue.

18.8     Issues of Shares

         The Parent shall ensure that no member of the Group (other than the Parent) shall issue any further shares other than to a wholly-owned member of the Group or alter any rights attaching to its issued shares in existence at the date of this Agreement, in either case, to the extent prejudicial to the interests of the Lenders (in such capacity) in any material respect (as determined by the Agent acting reasonably) provided that the issue of shares pursuant to share warrants or pursuant to any scheme to incentivise employees (not being shares issued by Bidco or by Target (if Bidco would cease to Control Target)) shall in any event be permitted and provided further that Bidco may issue shares to the Parent to the extent that the proceeds of the subscription therefor are applied in repaying the Parent Loan (and on the basis that such shares are subject to the Bidco Share Charge).

18.9     Financial Indebtedness

         The Parent shall ensure that it and no Subsidiary shall incur any Financial Indebtedness after the date of this Agreement other than:

18.9.1   The Senior Debt and Mezzanine Debt;

18.9.2   Indebtedness incurred in connection with any Permitted Acquisition;

18.9.3 Indebtedness owing by one member of the Group to another member of the Group;

18.9.4 Indebtedness referred to in parts (d), (g) or (h) of the definition of "Financial Indebtedness" incurred in the ordinary course of business of a member of the Group;

18.9.5 Indebtedness in respect of guarantees and letters of credit entered into (a) in the ordinary course of business of any member of the Group or (b) by one member of the Group for the benefit of another member of the Group where the relevant principal obligation of such second member of the Group is permitted under this Agreement;

18.9.6 Indebtedness, the proceeds of which are applied (directly or indirectly through intercompany loans and/or dividends) to repay, in whole or in part, the Loan, the Investor Loan or the Senior Debt;

18.9.7   Indebtedness in addition to that permitted under clauses 18.9.1 to
         18.9.6 above outstanding as of the date of this Agreement;

18.9.8   Indebtedness in addition to that permitted under clauses 18.9.1 to
         18.9.7 above not exceeding (in aggregate at any time) US$500,000.

18.10    Acquisitions

         The Parent shall ensure that no member of the Group shall acquire any business (whether as an acquisition of assets, liabilities, and/or one or more corporate entities) as a going concern other than pursuant to a Permitted Acquisition and so that for avoidance of doubt this clause
         18.10 shall not prevent any member of the Group from incorporating or acquiring a new company with no (or immaterial) assets.

18.11    Rights in respect of the Acquisition

         If the Agent so requests the Parent and Bidco shall enforce their respective rights under the Amalgamation Agreement and/or the Shareholders Agreement in respect of the Acquisition if a failure to do so would be materially prejudicial to the interests of the Finance Parties.

19       EVENTS OF DEFAULT

         Each of the events or circumstances set out in clause 19 is an Event of Default.

19.1     Non-payment

19.1.1 An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

         (a) its failure to pay is caused by administrative or technical error (as determined by the Agent to its reasonable satisfaction); and

         (b)      payment is made within two Business Days of its due date.

19.2     Other obligations

19.2.1 An Obligor does not comply with any material provision of the Finance Documents (other than those referred to in clause 19.1 (Non-payment), but so that no Event of Default will occur if the failure to comply is capable of remedy and is remedied within 14 Business Days of the Agent giving notice to the Parent or the Parent becoming aware of the failure to comply.

19.3     Misrepresentation

         Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any material representation or statement made in any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

19.4     Cross default

19.4.1 Any Financial Indebtedness of any Obligor or any Material Subsidiary is not paid when due nor within any originally applicable grace period.

19.4.2 Any Financial Indebtedness of any Obligor or any Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

19.4.3 Any commitment for any Financial Indebtedness of any Obligor or any Material Subsidiary is cancelled or suspended by a creditor of any Obligor or any Material Subsidiary as a result of an event of default (however described).

19.4.4 Any creditor of any Obligor or any Material Subsidiary becomes entitled to declare any Financial Indebtedness of any Obligor or any Material Subsidiary due and payable prior to its specified maturity as a result of an event of default (however described).

19.4.5 No Event of Default will occur under this clause 19.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 19.4.1 to 19.4.4 above is less than US$2,000,000 (or its equivalent in any other currency or currencies).

19.5     Insolvency

19.5.1 An Obligor or any Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

19.5.2 The value of the assets of any Obligor or any Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities).

19.5.3 A moratorium is declared in respect of any indebtedness of any Obligor or any Material Subsidiary .

19.6     Insolvency proceedings

19.6.1 Any corporate action, legal proceedings or other procedure or step is taken in relation to:

         (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any of the Obligors or any Material Subsidiary;

         (b) a composition, assignment or arrangement with any creditor of any of the Obligors or any Material Subsidiary;

         (c) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any of the Obligors or any Material Subsidiary or any of its assets; or

         (d) enforcement of any Security Interest over any assets of any of the Obligors or any Material Subsidiary,

         or any analogous procedure or step is taken in any jurisdiction.

19.7     Creditors' process

         Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor or a Material Subsidiary having an aggregate value of US$250,000 and is not discharged within 30 days.

19.8     Unlawfulness

         It is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents.

19.9     Repudiation

         An Obligor repudiates a Finance Document.

19.10    Acceleration

19.10.1 On and at any time after the occurrence of an Event of Default (following completion of the Acquisition) which is continuing the Agent may, and shall if so directed by the Majority Lenders, by written notice to the Parent:

         (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

         (b) declare that all or part of the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

         (c) declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

                         SECTION 9: CHANGES TO PARTIES

20       CHANGES TO THE LENDERS

20.1     Assignments and transfers by the Lenders

20.1.1 Subject to this clause 20, a Lender (the "EXISTING LENDER") may at any time after the first Utilisation Date:

         (a)      assign any of its rights; or

         (b)      transfer by novation any of its rights and obligations,

         to another bank or financial institution (the "NEW LENDER").

20.2     Conditions of assignment or transfer

20.2.1 The consent of the Parent is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender.

20.2.2 The consent of the Parent to an assignment or transfer must not be unreasonably withheld or delayed. The Parent will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the Parent within that time.

20.2.3 An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

20.2.4   A transfer will only be effective if the procedure set out in clause
         20.5 (Procedure for transfer) is complied with.

20.2.5   If:

         (a) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

         (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 10 (Tax gross-up and indemnities) or clause 11 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

20.3     Assignment or transfer fee

         The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$100.

20.4     Limitation of responsibility of Existing Lenders

20.4.1 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

         (a) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

         (b)      the financial condition of any Obligor;

         (c) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

         (d) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

         and any representations or warranties implied by law are excluded.

20.4.2 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

         (a) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied on any information provided to it by the Existing Lender in connection with any Finance Document; and

         (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

20.4.3   Nothing in any Finance Document obliges an Existing Lender to:

         (a) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this clause 20; or

         (b) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

20.5     Procedure for transfer

20.5.1 Subject to the conditions set out in clause 20.2 (Conditions of assignment or transfer) a transfer is effected in accordance with clause 20.5.2 below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

20.5.2   On the Transfer Date:

         (a) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

         (b) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

         (c) the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

         (d)      the New Lender shall become a Party as a "Lender".

20.6     Disclosure of information

         Any Lender may disclose to any of its Affiliates and any other person:

         (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

         (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

         (c) to whom, and to the extent that information is required to be disclosed by any applicable law or regulation,

         any information about any Obligor, any Material Subsidiary and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given shall have entered into a Confidentiality Undertaking.

21       CHANGES TO THE OBLIGORS

21.1     Assignments and transfer by Obligors

         No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents other than as agreed between the Parent and the Agent (acting on behalf of all the Lenders).

21.2     Additional Guarantors

21.2.1 The Parent may request that any of its wholly owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

         (a) the Parent delivers to the Agent a duly completed and executed Accession Letter; and

         (b) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

21.2.2 The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

21.3     Repetition of Representations

         Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

21.4     Resignation of a Guarantor

21.4.1 The Parent may request that a Guarantor ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

21.4.2 The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

         (a) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case); and

         (b)      all the Lenders have consented to the Parent's request.

                        SECTION 10: THE FINANCE PARTIES

22       ROLE OF THE AGENT AND THE ARRANGER

22.1     Appointment of the Agent

22.1.1 Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

22.1.2 Each of the Arranger and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

22.2     Duties of the Agent

22.2.1 The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

22.2.2 If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

22.2.3 The Agent shall promptly notify the Lenders of any Default arising under clause 19.1 (Non-payment).

22.2.4 The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

22.3     Role of the Arranger

         Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

22.4     No fiduciary duties

22.4.1 Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

22.4.2 Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

22.5     Business with the Group

         The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

22.6     Rights and discretions of the Agent

22.6.1   The Agent may rely on:

         (a) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

         (b) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

22.6.2 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

         (a) no Default has occurred (unless it has actual knowledge of a Default arising under clause 19.1 (Non-payment));

         (b) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

         (c) any notice or request made by the Parent (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

22.6.3 The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

22.6.4 The Agent may act in relation to the Finance Documents through its personnel and agents.

22.7     Majority Lenders' instructions

22.7.1 Unless a contrary indication appears in a Finance Document, the Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

22.7.2 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Arranger.

22.7.3 The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

22.7.4 In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

22.7.5 The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

22.8     Responsibility for documentation

22.8.1   Neither the Agent nor the Arranger:

         (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document; or

         (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

22.9     Exclusion of liability

22.9.1 Without limiting clause 22.9.2 below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

22.9.2 No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this clause. Any third party referred to in this clause 22.9.2 may enjoy the benefit and enforce the terms of this clause in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

22.9.3 The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

22.10    Lenders' indemnity to the Agent

         Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

22.11    Resignation of the Agent

22.11.1 The Agent may resign and appoint one of its Affiliates acting through an office in a jurisdiction reasonably acceptable to the Parent as successor by giving notice to the Lenders and the Parent.

22.11.2 Alternatively the Agent may resign by giving notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent.

22.11.3 If the Majority Lenders have not appointed a successor Agent in accordance with clause 22.11.2 above within 30 days after notice of resignation was given, the Agent (after consultation with the Parent) may appoint a successor Agent (acting through an office in a jurisdiction reasonably acceptable to the Parent).

22.11.4 The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

22.11.5 The Agent's resignation notice shall only take effect upon the appointment of a successor.

22.11.6 Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this clause 22. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

22.12    Confidentiality

22.12.1 In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

22.12.2 If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

22.12.3 Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

22.13    Relationship with the Lenders

         The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than ten Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

22.14    Credit appraisal by the Lenders

22.14.1 Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

         (a)      the financial condition, status and nature of each Obligor;

         (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

         (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

         (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

23       CONDUCT OF BUSINESS BY THE FINANCE PARTIES

23.1.1   No provision of this Agreement will:

         (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

         (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

         (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

24       SHARING AMONG THE LENDERS

24.1     Payments to Lenders

24.1.1 If a Lender (a "RECOVERING LENDER") receives or recovers any amount from an Obligor other than in accordance with clause 25 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

         (a) the Recovering Lender shall, within ten Business Days, notify details of the receipt or recovery, to the Agent;

         (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 25 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

         (c) the Recovering Lender shall, within ten Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with clause 25.5 (Partial payments).

24.2     Redistribution of payments

         The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with clause 25.5 (Partial payments).

24.3     Recovering Lender's rights

24.3.1 On a distribution by the Agent under clause 24.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

24.3.2 If and to the extent that the Recovering Lender is not able to rely on its rights under clause 24.3.1 above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

24.4     Reversal of redistribution

24.4.1 If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

         (a) each Lender which has received a share of the relevant Sharing Payment pursuant to clause 24.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

         (b) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

24.5     Exceptions

24.5.1 This clause 24 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

24.5.2 A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

         (a) it notified the other Lenders of the legal or arbitration proceedings; and

         (b) the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice.

                           SECTION 11: ADMINISTRATION

25       PAYMENT MECHANICS

25.1     Payments to the Agent

25.1.1 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in Dollars in the place of payment.

25.1.2 Payment shall be made to such account with such bank as the Agent specifies.

25.2     Distributions by the Agent

         Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 25.3 (Distributions to an Obligor) and clause 25.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than ten Business Days' notice with a bank in London or New York.

25.3     Distributions to an Obligor

         The Agent may (with the consent of the Obligor or in accordance with clause 26 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and funds of receipt) of any amount due from that Obligor under the Finance Documents.

25.4     Clawback

25.4.1 Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party until it has been able to establish to its satisfaction that it has actually received that sum.

25.4.2 If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

25.5     Partial payments

25.5.1 If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

         (a) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Arranger under the Finance Documents;

         (b) SECONDLY, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

         (c) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

         (d) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

25.5.2 The Agent shall, if so directed by the Majority Lenders, vary the order set out in clause 25.5.1(b) to 25.5.1(d) above.

25.5.3 Clauses 25.5.1 and 25.5.2 above will override any appropriation made by an Obligor.

25.6     No set-off by Obligors

         All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

25.7     Business Days

25.7.1 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

25.7.2 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

25.8     Currency of account

25.8.1 Subject to clauses 25.8.2 and 25.8.3 below, Dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

25.8.2 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

25.8.3 Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

26       SET-OFF

         A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor.

27       NOTICES

27.1     Communications in writing

         Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

27.2     Addresses

         The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

         (a)      in the case of the Parent, that identified with its name in schedule 1;

         (b) in the case of each Lender or any other Obligor, that identified with its name in schedule 1 or that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

         (c)      in the case of the Agent, that identified with its name in schedule 1,
         or any substitute address, fax number, telex number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than ten Business Days' notice.

27.3     Delivery

27.3.1 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

         (a)      if by way of fax, when received in legible form; or

         (b) if by way of letter, when it has been left at the relevant address or ten Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

         and, if a particular department or officer is specified as part of its address details provided under clause 27.2 (Addresses), if addressed to that department or officer.

27.3.2 Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

27.3.3   All notices from or to an Obligor shall be sent through the Agent.

27.3.4 Any communication or document made or delivered to the Parent in accordance with this clause will be deemed to have been made or delivered to each of the Obligors.

27.4     Notification of address, fax number and telex number

         Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to clause 27.2 (Addresses) or changing its own address, fax number or telex number, the Agent shall notify the other Parties.

27.5     English language

27.5.1 Any notice given under or in connection with any Finance Document must be in English.

27.5.2 All other documents provided under or in connection with any Finance Document must be:

         (a)      in English; or

         (b) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

28       CALCULATIONS AND CERTIFICATES

28.1     Accounts

         In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

28.2     Certificates and Determinations

         Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

28.3     Day count convention

         Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365/366 days.

29       PARTIAL INVALIDITY

         If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

30       REMEDIES AND WAIVERS

         No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

31       AMENDMENTS AND WAIVERS

31.1     Required consents

31.1.1 Subject to clause 31.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

31.1.2 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause.

31.2     Exceptions

31.2.1 An amendment or waiver that has the effect of changing or which relates to:

         (a)      the definition of "Majority Lenders" in clause 1.1
                  (Definitions);

         (b) an extension to the date of payment of any amount under the Finance Documents;

         (c) a reduction in the amount of any payment of principal, interest, fees or commission payable;

         (d)      an increase in Commitment;

         (e) any provision which expressly requires the consent of all the Lenders; or

         (f) clause 2.2 (Lenders' rights and obligations), clause 20 (Changes to the Lenders) or this clause 31,

         shall not be made without the prior written consent of all the Lenders.

31.2.2 An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the prior written consent of the Agent or the Arranger.

32       COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                   SECTION 12: GOVERNING LAW AND ENFORCEMENT

33       GOVERNING LAW

         This Agreement is governed by English law.

34       ENFORCEMENT

34.1     Jurisdiction of English courts

34.1.1 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

34.1.2 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

34.1.3 No Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Parties may take concurrent proceedings in any number of jurisdictions.

34.2     Service of process

34.2.1 Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

         (a) irrevocably appoints Norose Notices Limited [Matter number AA33976], for the attention of the Director of Administration, at the address of its registered office for the time being (at the date of this Agreement, being Kempson House, Camomile Street, London EC3A 7AN) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

         (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

34.2.2 Without prejudice to any other mode of service allowed under any relevant law, the Lenders irrevocably appoint Haarmann Hemmelrath of 28th Floor, 25 Old Broad Street, London EC2N 1HQ as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                   SCHEDULE 1
                              THE ORIGINAL PARTIES

                                     PART I
                              THE ORIGINAL OBLIGORS



                                                                                     REGISTRATION NUMBER (OR
NAME OF PARENT                          REGISTERED OFFICE AND FAX                    EQUIVALENT, IF ANY)
---------------                         ---------------------------                  ------------------------

Rasmala Distribution (Cayman)           M&C Corporate Contracts Services Limited     112321
Limited                                 P.O. Box 309
                                        Ugland House
                                        South Church Street, George Town
                                        Grand Cayman
                                        Cayman Islands Grand Cayman
                                        British West Indies

                                        Fax: +971 4 332 7739
                                        Attention: Imtiaz Hydari

With a copy to                          Norose Notices Limited [Matter no:
                                        TJS/AA33976]
                                        Kempson House
                                        Camomile Street
                                        London EC3A 7AN

                                        Fax: +44 20 7283 6500
                                        Attention: Director of Administration


                                                                                     REGISTRATION NUMBER (OR
NAME OF THE GUARANTOR                   REGISTERED OFFICE AND FAX                    EQUIVALENT, IF ANY)
----------------------                  --------------------------                   --------------------------

Rasmala Distribution (Bermuda)          Cedar House                                  31475
Limited                                 41 Cedar Avenue
                                        Hamilton
                                        HM12
                                        Bermuda

                                        Fax: +971 4 332 7739
                                        Attention: Imtiaz Hydari

With a copy to                          Norose Notices Limited [Matter no:
                                        TJS/AA33976]
                                        Kempson House
                                        Camomile Street
                                        London EC3A 7AN

                                        Fax: +44 20 7283 6500
                                        Attention: Director of Administration



                                    PART II
                         THE ORIGINAL LENDERS AND AGENT



NAME OF ORIGINAL LENDER      ADDRESS AND FAX                       COMMITMENT

Capital Trust N.V.           c/o Capital Trust Representative      US$5,000,000
                             Office
                             Gefinor Center, Bloc B
                             9th Floor Clemenceau Street
                             P.O. Box 113-7008
                             Beirut
                             Lebanon

                             Fax:+961 1 747 247
                             Attention: Fawzi Farah /
                                        Johnny Yacoub

NAME OF AGENT                ADDRESS AND FAX

Capital Trust N.V.           c/o Capital Trust Representative
                             Office
                             Gefinor Center, Bloc B
                             9th Floor Clemenceau Street
                             P.O. Box 113-7008
                             Beirut
                             Lebanon

                             Fax: +961 1 747 247
                             Attention: Fawzi Farah /
                                        Johnny Yacoub

                                   SCHEDULE 2
                            THE CONDITIONS PRECEDENT

                                     PART I
                   CONDITIONS PRECEDENT TO INITIAL UTILISATION

1        ORIGINAL OBLIGORS

1.1      A copy of the constitutional documents of each Obligor.

1.2      A copy of a resolution of the board of directors of each Obligor:

1.2.1 approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

1.2.2 authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

1.2.3 authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

1.3 A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.4 A copy of a resolution signed by the Parent in its capacity as holder of the issued shares in the Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Guarantor is a party.

1.5 A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded.

1.6      A copy of the shareholder register of each Obligor.

1.7 A statement, certificate or other evidence evidencing the paid-in capital of the Parent (excluding that of Fadi Ghandour, which will be paid from the proceeds of the Acquisition).

1.8 A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

1.9 A statement certifying the ultimate beneficial ownership of the Obligors.

2        FINANCE DOCUMENTS

2.1      An original copy of this Agreement;

2.2      An original copy of each of:

2.2.1 the Bidco Share Charge and implementing documents referenced therein, and

2.2.2    the Target Share Charge and implementing documents referenced therein.

2.3 An original copy of the Parent Loan Assignment and a certified copy of the Parent Loan document.

3        SENIOR DOCUMENTS AND INVESTOR LOAN AGREEMENT

3.1      A certified copy of the Senior Bridge Facility Agreement.

3.2      A certified copy of the Senior Warrant Instrument.

3.3      An original copy of the Intercreditor Agreement.

3.4      A certified copy of the Investor Loan Agreement.

4        ACQUISITION AND OFFER DOCUMENTS

4.1 A certified copy of the executed Amalgamation Agreement, including all exhibits and schedules;

4.2      A certified copy of the executed Shareholders Agreement.

4.3      A certified copy of the final Offer to Purchase.

4.4      A certified copy of the executed Deed of Covenant of William Kingson.

4.5      A certified copy of the executed Deed of Covenant of Fadi Ghandour.

4.6      A certified copy of the executed Letter of Appointment of William
         Kingson.

         each in substantially the latest form distributed or described to the Original Lenders prior to signing this Agreement.

5        LEGAL OPINIONS

         Legal opinions of:

5.1 Haarmann Hemmelrath, legal advisers to the Arranger and the Agent in England;

5.2      Maples and Calder legal advisers to the Parent in the Cayman Islands;
         and

5.3      Appleby Spurling and Kempe legal advisers to the Guarantor in Bermuda;

         substantially in the form distributed to the Original Lenders prior to signing this Agreement and covering this Agreement, the Parent Loan Assignment, the Bidco Share Charge and the Target Share Charge.

6        OTHER DOCUMENTS AND EVIDENCE

6.1 Evidence that any process agent referred to in clause 34.2 (Service of process), if not an Obligor, has accepted its appointment.

6.2 A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Parent accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

6.3      The Original Financial Statements.

6.4 Evidence that the fees, costs and expenses then due from the Parent pursuant to clause 9.1 (Placement Fee) and clause 14 (Costs and expenses) have been paid or will be paid.

6.5 A funds flow statement demonstrating how the Acquisition is to be funded.

                                     PART II
                       CONDITIONS PRECEDENT REQUIRED TO BE
                      DELIVERED BY AN ADDITIONAL GUARANTOR

1 An Accession Letter, duly executed by the Additional Guarantor and the Parent.

2        A copy of the constitutional documents of the Additional Guarantor.

3        A copy of a resolution of the board of directors of the Additional
         Guarantor:

3.1 approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

3.2 authorising a specified person or persons to execute the Accession Letter on its behalf; and

3.3 authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents.

4 A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5 If required under the laws of the jurisdiction of incorporation of the Additional Guarantor, or to enable the legal opinion in paragraph 10 below, a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6 A certificate of a director of the Additional Guarantor confirming that no limit on giving guarantees binding on it will be exceeded by it becoming a Guarantor.

7 A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8 A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9 If available, the latest audited financial statements of the Additional Guarantor.

10 A legal opinion of legal advisers to the Arranger and the Agent in England.

11 If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Additional Guarantor in the jurisdiction in which the Additional Guarantor is incorporated.

12 If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in clause 34.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Guarantor.

                                   SCHEDULE 3
                          FORM OF UTILISATION REQUEST

From:  Rasmala Distribution (Cayman) Limited

To:    Capital Trust N.V.

Dated:

Dear Sirs

         RASMALA DISTRIBUTION (CAYMAN) LIMITED - US$5,000,000 MEZZANINE
                               FACILITY AGREEMENT
                DATED 3 JANUARY, 2002 (THE "FACILITY AGREEMENT")

1        We wish to borrow the Loan on the following terms:

         Proposed Utilisation Date: [--] (or, if that is not a Business Day, the next Business Day)

         Amount:                    US$5,000,000

2 We confirm that the condition specified in clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

3        The proceeds of the Loan should be credited to [account]*.

4 The proceeds of the Loan shall be used for the purpose of funding the Acquisition and/or meeting costs in respect thereof.

5        This Utilisation Request is irrevocable.





                                Yours faithfully



                     .......................................
                            authorised signatory for
                      Rasmala Distribution (Cayman) Limited



* This may be the account of the Depositary in respect of the Offer to Purchase. See clause 5.5 of the Agreement.

                                   SCHEDULE 4
                          FORM OF TRANSFER CERTIFICATE

To:    Capital Trust N.V. as Agent

From: [The Existing Lender] (the "EXISTING LENDER") and [The New Lender] (the "NEW LENDER")

Dated:

         RASMALA DISTRIBUTION (CAYMAN) LIMITED - US$5,000,000 MEZZANINE
                               FACILITY AGREEMENT
                DATED 3 JANUARY, 2002 (THE "FACILITY AGREEMENT")

1        We refer to clause 20.5 (Procedure for transfer):

         (a) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with clause 20.5 (Procedure for transfer).

         (b)      The proposed Transfer Date is [--].

         (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 27.2 (Addresses) are set out in the Schedule.

2 The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in clause 20.4.3 (Limitation of responsibility of Existing Lenders).

3        This Transfer Certificate is governed by English law.

         THE SCHEDULE

         Commitment/rights and obligations to be transferred

         [insert relevant details]

         [Facility Office address, fax number and attention details for notices and account details for payments,]

         [Existing Lender]                          [New Lender]

         By:                                        By:



         This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [--].

         Capital Trust N.V.

         By:

                                   SCHEDULE 5
                           EXISTING SECURITY INTERESTS




                          Omitted for filing purposes.

                                   SCHEDULE 6
                            FORM OF ACCESSION LETTER

To:    Capital Trust N.V. as Agent

From:  [Subsidiary] and Rasmala Distribution (Cayman) Limited

Dated:

Dear Sirs

         RASMALA DISTRIBUTION (CAYMAN) LIMITED - US$5,000,000 MEZZANINE
                               FACILITY AGREEMENT
                DATED 3 JANUARY, 2002 (THE "FACILITY AGREEMENT")

1. [Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Facility Agreement as an Additional Guarantor pursuant to clause 21.2 (Changes to obligors)] of the Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

2.       [Subsidiary's] administrative details are as follows: Address:

         Fax No:

         Attention:

3.       This letter is governed by English law.




Rasmala Distribution (Cayman) Limited                            [Subsidiary]

                                   SCHEDULE 7
                           FORM OF RESIGNATION LETTER

To:    Capital Trust N.V. as Agent

From:  [resigning Guarantor] and Rasmala Distribution (Cayman) Limited

Dated:

Dear Sirs

         RASMALA DISTRIBUTION (CAYMAN) LIMITED - US$5,000,000 MEZZANINE
                               FACILITY AGREEMENT
                DATED 3 JANUARY, 2002 (THE "FACILITY AGREEMENT")

1 Pursuant to clause 21.3 (Resignation of a Guarantor), we request that [resigning Guarantor] be released from its obligations as a Guarantor under the Facility Agreement.

2        We confirm that:

         (a) no Default is continuing or would result from the acceptance of this request; and

         (b)      [--] *

3        This letter is governed by English law.


Rasmala Distribution (Cayman) Limited                  [Subsidiary]


By:                                                    By:




* Insert any other conditions required by the Facility Agreement.

                                   SCHEDULE 8
                         FORM OF CONFIDENTIALITY LETTER

From:  Lender

To:    [Prospective Bank]


Date:

Dear Sirs

          RASMALA DISTRIBUTION (CAYMAN) LTD (NO.112321) - US$5,000,000
            MEZZANINE FACILITY AGREEMENT (THE "FACILITY AGREEMENT")

We understand that you are considering participating in the Facility. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1        CONFIDENTIALITY UNDERTAKING

         You undertake:

1.1 to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

1.2 to keep confidential and not disclose to anyone the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facility;

1.3      to use the Confidential Information only for the Permitted Purpose;

1.4 to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it; and

1.5 not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers.

2        PERMITTED DISCLOSURE

         We agree that you may disclose Confidential Information:

2.1 to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

2.2 (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

2.3      with the prior written consent of us and the Parent.

3        NOTIFICATION OF REQUIRED OR UNAUTHORISED DISCLOSURE

         You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2.2 or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4        RETURN OF COPIES

         If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2.2 above.

5        CONTINUING OBLIGATIONS

         The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub participation) an interest, direct or indirect in the Facility or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2.2 above or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6        NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC

         You acknowledge and agree that:

6.1 neither we nor any of our officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

6.2 we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7        NO WAIVER; AMENDMENTS, ETC

         This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter. The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8        INSIDE INFORMATION

         You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9        NATURE OF UNDERTAKINGS

         The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Parent and each other member of the Group.

10       THIRD PARTY RIGHTS

10.1 Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

10.2 Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

11       GOVERNING LAW AND JURISDICTION

         This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12       DEFINITIONS

         In this letter (including the acknowledgement set out below):

         "CONFIDENTIAL INFORMATION" means any information relating to the Parent, the Group, and the Facility including, without limitation, the information memorandum, provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

         "GROUP" means the Parent and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

         "PARTICIPANT GROUP" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985); and

         "PERMITTED PURPOSE" means considering and evaluating whether to enter into the Facility.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.


Yours faithfully



 ...................................
For and on behalf of
[Lender]



 ...................................



To:
[Prospective Lender]


We acknowledge and agree to the above:


 ...................................
For and on behalf of
[Prospective Lender]

                                   SCHEDULE 9
                           FORM OF WARRANT INSTRUMENT


                    DATED                               2002
                 ______________________________________________








                      RASMALA DISTRIBUTION (CAYMAN) LIMITED







                 ______________________________________________

                               WARRANT INSTRUMENT
                     RELATING TO WARRANTS IN REGISTERED FORM
                        TO SUBSCRIBE FOR ORDINARY SHARES
                     REPRESENTING 2.5% OF THE FULLY DILUTED
                      SHARE CAPITAL OF RASMALA DISTRIBUTION
                                (CAYMAN) LIMITED
                 ______________________________________________



                                  Norton Rose

                                    CONTENTS

PARAGRAPH                                                                                                  PAGE
----------                                                                                                 -----

1      Interpretation.........................................................................................1

2      Constitution and Form of Warrants......................................................................3

3      Notification by the Company............................................................................4

4      Exercise of the Subscription Rights....................................................................4

5      Completion.............................................................................................5

6      Undertaking............................................................................................5

7      Disputes...............................................................................................5

8      Winding-up.............................................................................................6

9      Ranking of the Preferred Shares........................................................................6

10     Transfer and Transmission of Warrants..................................................................6

11     Meetings...............................................................................................6

12     Modification of Rights.................................................................................6

13     Purchase...............................................................................................6

14     Replacement of Certificates............................................................................7

15     Notices................................................................................................7

16     Governing Law..........................................................................................7

Schedule 1 Form of Certificate................................................................................8

Schedule 2 Provisions as to transfer, transmission and other matters.........................................10

Schedule 3 Provisions as to Meetings and Resolutions of Holders..............................................13


THIS INSTRUMENT is executed on {DATE} by RASMALA DISTRIBUTION (CAYMAN) LIMITED (No.112321) whose registered office is at M&C Corporate Contracts Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies (the "COMPANY").

WHEREAS:

(A) The Company has by resolution of its Directors passed on 3 January, 2002 determined (conditional upon the proposed offer by its wholly owned subsidiary, Rasmala Distribution (Bermuda) Limited (No 31475) for the entire issued share capital of Aramex International Limited being made and all conditions subject to which such offer is made being fulfilled or waived in accordance with the terms of such proposed offer, when made) to create and issue warrants to subscribe in cash at par for preferred shares of $0.01 each representing 2.5 per cent of the fully diluted share capital of the Company.

(B) The Company has accordingly determined to execute this Instrument in order to define the rights and interests of the registered holders for the time being of such warrants and to afford protection for such rights and interests.

NOW IT IS HEREBY DECLARED AS FOLLOWS:

1        INTERPRETATION

1.1      Definitions

         Words and expressions defined in the Articles shall have the same meanings when used in this Instrument but so that the following words and expressions have the following meanings:

         "ACT" means the Companies Act 1985 of the United Kingdom;

         "AGGREGATE SUBSCRIPTION PRICE" means, in respect of the exercise of the Subscription Rights relating to a Warrant, the Subscription Price multiplied by the number of Preferred Shares to which such Warrant relates as at the date of exercise of such Warrant;

         "ARTICLES" means the Articles of Association of the Company as in force at the date of this Instrument or as amended from time to time;

         "CERTIFICATE" means, in relation to a Warrant, the certificate evidencing the same substantially in the form set out in schedule 1;

         "DIRECTORS" means the board of directors of the Company for the time being;

         "EXERCISE DATE" means the date on which the Exercise Notice is lodged at the registered office of the Company in accordance with paragraph 4.2;

         "EXERCISE NOTICE" means a notice substantially in the form of the schedule to the Certificate;

         "EXERCISED NUMBER" in relation to a Warrant, means the number of Preferred Shares which is equal to the Relevant Percentage relating to such Warrant;

         "EXIT" means either of the following:

         (a)      a Listing; or

         (b)      an acquisition of a Controlling Interest by a Buyer; or

         (c) a prepayment of the whole or part of the Mezzanine Loan at any time falling between [[--], 2002 and [--], 2003] [being the dates falling 6 and 18 months (respectively) after the date on which the Mezzanine Loan was borrowed]

         "EXIT NOTIFICATION" means a notice from the Company to each of the Holders informing them of an Exit or anticipated Exit and containing:

         (a)      details of the nature of the Exit or anticipated Exit;

         (b) the anticipated earliest date upon which such Exit could occur;

         (c) the anticipated Fully Diluted Share Capital of the Company immediately prior to such Exit, the anticipated Exercised Number of Preferred Shares relating to the relevant Warrant and the anticipated Aggregate Subscription Price payable by such Holder in respect of the relevant Warrant;

         (d) all other information available to the Company which is or might be material to the Holders for the purpose of deciding whether or not, and (if so) when, to exercise their Subscription Rights;

         "EXPERT" means an independent chartered accountant of not less than five years standing agreed between the Company and the Holders or in default of agreement appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales;

         "FULLY DILUTED SHARE CAPITAL" means at any time the number of shares that the Company would have in issue at the relevant time if all options, warrants, conversion rights and any other rights whatsoever of any person to acquire shares in the Company had been exercised and the shares the subject of such rights had been issued;

         "GROUP" means the Company and all its Subsidiaries from time to time;

         "HOLDER" means, in relation to a Warrant, the registered holder of such Warrant;

         "MEZZANINE LOAN" means the "Loan" under and as defined in the mezzanine bridge facility agreement dated 3 January 2002 between Capital Trust N.V., the Company and Rasmala Distribution (Bermuda) Limited as the same may be amended, replaced or refinanced from time to time (including pursuant to a conversion or extension in accordance with clause 2.3 thereof);

         "PERMITTED TRANSFEREE" means any person other than a person listed or referred to in Schedule 4 to the Shareholders Agreement;

         "PREFERRED SHARES" means preferred shares of par value $0.01 in the capital of the Company as defined as "Preferred Shares" in the Articles or, if such preferred shares have pursuant to any provision of the Articles been converted into ordinary shares of par value $0.01 in the capital of the Company, means such ordinary shares;

         "RELEVANT PERCENTAGE" means in respect of a Warrant and the exercise of the relevant Subscription Rights, the Relevant Percentage stated in the relevant Certificate and so that the aggregate of the Relevant Percentages in respect of all the Warrants (and all Certificates) shall be 2.5 per cent.;

         "SHAREHOLDER AGREEMENT" means the subscription and shareholder agreement dated 3 January, 2002 between the Company, Rasmala Buyout Fund L.P., Champa Co-investors (Cayman) Limited and Fadi Ghandour;

         "SPECIAL RESOLUTION" has the meaning given to it in paragraph 17 of 0;

         "SUBSCRIPTION PRICE" means $0.01 per Preferred Share;

         "SUBSCRIPTION RIGHTS" means the rights to subscribe for the Warrant Shares pursuant to the Warrants which (i) are constituted by paragraph
         2.1 of this Instrument and (ii) shall be construed in relation to a particular Warrant or Warrant as a reference to such rights as are conferred by that Warrant or Warrants;

         "SUBSIDIARY" means a subsidiary within the meaning of section 736 of the Act and/or a controlled subsidiary undertaking within the meaning of section 258 of the Act;

         "WARRANT SHARES" means that number of Preferred Shares which, when allotted to the Holders, will represent 2.5 per cent of the Fully Diluted Share Capital of the Company at the Exercise Date (or, if that number is not a whole number, the next higher number which is a whole number) or where the context requires, in respect of a Holder, the number of such Warrant Shares which are attributable to such Holder in accordance with its Warrant; and

         "WARRANTS" means the warrants to subscribe for Preferred Shares constituted by this Instrument and "WARRANT" means each such warrant.

1.2      Headings

         Headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Instrument.

1.3      Construction of certain terms

         In this Instrument, unless the context otherwise requires:

1.3.1 references to paragraphs and schedules are to be construed as references to the paragraphs of, and the schedules to, this Instrument and references to this Instrument include its schedules;

1.3.2 reference to (or to any specified provision of) this Instrument or any other document or instrument shall be construed as a reference to this Instrument, that provision or that document or instrument as in force for the time being and as amended from time to time in accordance with the terms thereof;

1.3.3    words importing the plural shall include the singular and vice versa;

1.3.4 references to a person shall be construed as including references to an individual, firm, company, corporation or unincorporated body of persons; and

1.3.5 references to statutory provisions shall be construed as references to those provisions as replaced, amended or re-enacted from time to time.

2        CONSTITUTION AND FORM OF WARRANTS

2.1 The Warrants shall confer the right, exercisable on the terms and subject to the conditions set out below, to subscribe in cash at the Subscription Price for the Warrant Shares.

2.2 The Company undertakes to comply with the terms and conditions of this Instrument and specifically, but without limitation, to give effect to all the Subscription Rights in accordance with their terms for the time being.

2.3 The Warrants shall be in registered form. The Warrants are issued subject to the Memorandum of Association of the Company and the Articles and otherwise on the terms of this Instrument which are binding upon the Company and the Holders and all persons claiming through or under them respectively.

2.4 Entitlement to the Subscription Rights and other rights attaching to the Warrants for the time being held by a Holder shall be evidenced by the issue to such Holder of a Certificate.

2.5 A Holder may partially exercise the Subscription Rights relating to any Warrant for the time being held by such Holder.

3        NOTIFICATION BY THE COMPANY

3.1 The Company undertakes to send to each Holder an Exit Notification as soon as practicable after the Directors become aware of any circumstances which will or are reasonably likely to result in an Exit and in any event not less than 21 days prior to the expected date of the Exit or, if the Company does not become aware of an Exit until a time which is less than 21 days prior to the expected date of the Exit, as soon as possible after becoming aware of the same.

3.2 The Company undertakes to send to the Holders such further information of which it becomes aware relating to the progress of an Exit, including, without limitation, relating to the increased or decreased likelihood of the same occurring, any change in the anticipated terms of or timetable of the same and/or the failure or lapse (whether temporary or permanent) of the same, to the intent that the Holders shall be kept informed at all times of any changes or other circumstances material to the Exit.

4        EXERCISE OF THE SUBSCRIPTION RIGHTS

4.1 The Subscription Rights in relation to a warrant shall become exercisable at any time after [--, 2003] [i.e. the date falling 17 months after the Utilisation Date] (as used in this clause 4, the "unconditional exercise date") or, if earlier, upon the receipt by the Holders of an Exit Notification provided that in respect of an Exit Notification in respect of part (c) of "Exit", the Subscription Rights shall only be exercisable to the same extent (determined on a pro rata basis) that the Mezzanine Loan is prepaid (so that if one-fifth of the then outstanding amount of the Mezzanine Loan is then prepaid, the aggregate Relevant Percentage in respect of all Warrants that may then be exercised would be 0.5 per cent.).

4.2 The Subscription Rights of a Holder shall be exercised by such Holder sending an Exercise Notice to the registered office of the Company. An Exercise Notice shall be either (a) conditional (in which case it shall specify the relevant conditions) or (b) unconditional.

4.3 Once lodged in accordance with paragraph 4.2, an Exercise Notice shall be irrevocable save that:

4.3.1 (where issued in respect of an Exit) if the relevant Exit does not occur:

         (a) (in the case of a conditional Exercise Notice) in the manner and/or within the time period upon which the Exercise Notice is expressed to be conditional; or

         (b)      (in any case) within 60 days of the expected Exit date,

         or (in either (i) or (ii)) the relevant Holder determines in its discretion that the relevant Exit will not occur in such manner or within any such period, then such Exercise Notice may be cancelled by the relevant Holder; but so that:

4.3.2 if such Exercise Notice is expressed to be conditional upon the occurrence of an Exit described in the relevant Exit Notification within a specified period of the expected Exit date then if such Exit does not occur within such period then such Exercise Notice shall automatically be deemed to have been revoked.

4.4 The automatic revocation or a cancellation of an Exercise Notice in accordance with paragraph 4.3 shall be without prejudice to the relevant Holder's right to send to the Company a further Exercise Notice on receiving a further Exit Notification from the Company or other information, from the Company or otherwise, which leads the relevant Holder to reasonably believe that an Exit is likely to occur or if the unconditional exercise date occurs.

4.5 If the Subscription Rights of any Holder have not been exercised in accordance with this paragraph 4 by the earlier of (a) the 14th day after receipt by a Holder of an Exit Notification and (b) the date falling 60 months after the date of this Instrument, then the unexercised Subscription Rights of such Holder shall lapse on, in the case of (a) above, the date of the actual occurrence of the Exit described in the relevant Exit Notification (and so that if such Exit does not occur or does not occur in such manner then such Subscription Rights shall not lapse), or, in the case of (b) above, such date.

5        COMPLETION

5.1 In respect of each exercise of Subscription Rights by a Holder, the Exercised Number of Preferred Shares shall, subject to payment in full at the Subscription Price for such shares and to the provisions of the Articles and compliance with any applicable law, regulatory requirement, judgment, order or decree be allotted and issued fully paid up to or to the order of the relevant Holder either:

5.1.1 if the Exercise Notice is expressed to be conditional in accordance with paragraph 4.3.1, on the date upon which the Exit occurs (and immediately prior to the relevant Exit) with the relevant conditions fulfilled or waived by the relevant Holder; or

5.1.2    otherwise, no later than 14 days after the Exercise Date.

5.2 If an Exercise Notice is cancelled or shall be deemed to have been revoked (pursuant to paragraph 4.3), the Company will return to the relevant Holder any remittance originally submitted and the Subscription Rights shall remain exercisable in accordance with the terms of this Instrument. A subsequent unconditional exercise of the Subscription Rights within such period shall be deemed to override and supersede any earlier conditional exercise which has not been cancelled or revoked.

5.3 A certificate for the Exercised Number of Preferred Shares shall be issued to or to the order of the relevant Holder (free of charge) no later than 2 days after the date determined under paragraph 5.1.

6        UNDERTAKING

         The Company hereby undertakes with each of the Holders that, upon the issue of any Warrants and pending all the Subscription Rights of all Holders being exercised or lapsing it will maintain a sufficient amount of authorised but unissued unencumbered Preferred Shares to satisfy in full the Warrants as and when the Subscription Rights may be exercised and it will ensure that the Directors have all necessary authorisations to authorise them to allot such Preferred Shares at any time.

7        DISPUTES

         Any question arising in relation to this Instrument shall be referred for determination to an Expert, to which the following provisions shall apply:

7.1      the Expert shall make his determination at the expense of the Company;

7.2      the Expert shall be deemed to act as an expert and not an arbitrator;

7.3 the determination of the Expert shall, in the absence of manifest error, be final and binding on all concerned; and

7.4 the Expert shall be given by the Company and the Holders all such information and other assistance as he may reasonably require.

8        WINDING-UP

         If an effective resolution is passed or an order made for the winding up of the Company (except for the purpose of reconstruction or amalgamation), each Holder will (if in such winding up there shall be a surplus available for distribution among the holders of Preferred Shares which, taking into account the amounts payable hereunder, exceeds in respect of each Preferred Share a sum equal to the Subscription Price), subject to applicable laws, be treated for the purpose of ascertaining its rights in the winding up as if immediately before the date of such resolution or order its Subscription Rights had been exercised and shall accordingly be entitled to receive out of the assets available in the liquidation pari passu with the holders of the Preferred Shares (if any) such a sum as such Holder would have received had it been the holder of that number of Preferred Shares which at that time were the subject of its Subscription Rights, after deducting a sum equal to the Aggregate Subscription Price in respect of the Warrants held by such Holder. Subject to this paragraph 8 the Subscription Rights shall lapse on the liquidation of the Company.

9        RANKING OF THE PREFERRED SHARES

         The Preferred Shares allotted on exercise of any Subscription Rights shall rank equally and form one class with all the Preferred Shares in issue from time to time comprised within the Fully Diluted Share Capital.

10       TRANSFER AND TRANSMISSION OF WARRANTS

10.1 The Warrants are transferable to a Permitted Transferee only Provided that:

         (a) for the avoidance of doubt, such foregoing provision only applies to a transfer of any Warrants and not to any Preferred Shares issued upon the exercise of a Warrant; and

         (b) any Warrant may be transferred to a person who is not a Permitted Transferee with the prior written consent of the Company, acting upon and by a resolution of its board of directors.

10.2 The Company shall maintain a register of Warrants and the persons entitled thereto and the provisions of schedule 2 shall apply in relation to the transfer and transmission of Warrants.

11       MEETINGS

11.1 The provisions of schedule 3 shall apply in relation to meetings of Holders.

11.2 The Holders shall have the right to attend and speak (but not, by virtue or in respect solely of holding Warrants, to vote) at all meetings of members of the Company at which any business is to be moved which has or is reasonably likely to have any effect on the value of the Warrants or the rights attaching thereto or the enjoyment thereof.

12       MODIFICATION OF RIGHTS

12.1 Any modification to this Instrument may be effected only by Deed executed by the Company and, save in the case of a modification of a purely formal, minor or technical nature, with the prior sanction of an Special Resolution.

12.2 All or any of the rights for the time being attached to the Warrants (including the Subscription Rights) may from time to time (whether or not the Company is being wound up) be altered or abrogated with the prior sanction of an Special Resolution.

13       PURCHASE

13.1 The Company and its Subsidiaries shall not be prohibited under this Instrument from purchasing Warrants by tender (available to all Holders alike) or by private treaty in either case at any price as may be agreed with the Holders. All Warrants so purchased by the Company shall forthwith be cancelled and shall not be available for reissue or resale.

13.2 Any Warrant purchased by a Subsidiary of the Company may not be sold other than to the Company but need not be cancelled.

14       REPLACEMENT OF CERTIFICATES

         If a Certificate is mutilated, defaced, lost or stolen or destroyed it may be replaced at the office of the Company upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Company may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

15       NOTICES

         Any notice to Holders required pursuant to this Instrument shall be given in accordance with the provision of paragraphs 15 to 20 (inclusive) of schedule 2.

16       GOVERNING LAW

         This Instrument shall be governed by and construed in accordance with Law of the Cayman Islands. The Holders shall have the right to bring legal action against the Company with respect to the Warrants and covenants in this Instrument in any competent court which has jurisdiction.

IN WITNESS whereof this Instrument has been duly executed as a deed by the Company on the date set out above.

                                   SCHEDULE 1

                               FORM OF CERTIFICATE

                      RASMALA DISTRIBUTION (CAYMAN) LIMITED
          (Incorporated under the Companies Law (2001 Second Revision)
                         with registered number 112321)

WARRANT to subscribe for Preferred Shares pursuant to a Warrant Instrument executed by the Company on {DATE} (the "INSTRUMENT"). Words and expressions defined in the Instrument have the same meanings in this Certificate.

Certificate No:             [                       ]

Date of Issue:              [                  ]

Name and address of Holder: [            ]

Relevant Percentage the

subject of this Certificate: [              ]%

THIS IS TO CERTIFY that the Holder named above is the registered holder of the right to subscribe in cash for the Relevant Percentage of Preferred Shares of $0.01 each representing [--] [Relevant Percentage] per cent. of the Fully Diluted Share Capital subject to the Memorandum and Articles of Association of the Company and otherwise on the terms and conditions set out in the Instrument.

EXECUTED and DELIVERED as a DEED by          )
RASMALA DISTRIBUTION (CAYMAN) LIMITED        )
acting by [AUTHORISED SIGNATORY]             ...............................
                                             Authorised Signatory

                           SCHEDULE TO THE CERTIFICATE

                                 EXERCISE NOTICE

To:    The Directors
       Rasmala Distribution (Cayman) Limited

We hereby exercise the Subscription Rights appertaining to all of the Warrants evidenced by this Certificate which is equal to [--] per cent. (being
[[insert specific proportion] of] 1 the Relevant Percentage) of the Fully Diluted Share Capital of Rasmala Distribution (Cayman) Limited [conditional [only] upon the [occurrence of the Exit specified in the Exit Notification you sent to us dated [--] within [--] days of such date]].

We hereby direct the Company to allot[, conditional only on the above,] Preferred Shares representing [--] per cent. of the Fully Diluted Share Capital to be issued pursuant hereto to us.

We hereby request that certificates for such Preferred Shares be sent by post to us at the first address shown or to the agent lodging the Certificate as mentioned below. We agree that such Preferred Shares are issued and accepted subject to the Memorandum and Articles of Association of the Company.

Signed        ....................................................

Full Name     ....................................................

Address       ....................................................

              ....................................................

              ....................................................





1 Note that a partial exercise is only permitted pursuant to part (c) of "Exit".
  See the proviso to clause 4.1. In all other circumstances remove the wording in square brackets.

                                   SCHEDULE 2

            PROVISIONS AS TO TRANSFER, TRANSMISSION AND OTHER MATTERS

1 An accurate register of the Warrants (the "WARRANT REGISTER") will be kept by the Company and there shall be entered in the Warrant Register:

         (a) the names and addresses of the Holders for the time being of the Warrants;

         (b)      the amount of the Warrants held by every Holder; and

         (c) the date on which the name of every Holder is entered in the Warrant Register in respect of the Warrants standing to his name.

2 Any change in the name or address of any Holder shall forthwith be notified to the Company which shall cause the Warrant Register to be altered accordingly. The Holders or any of them and any person authorised by any such Holder shall be at liberty at all reasonable times during office hours to inspect the Warrant Register and to take copies of or extracts from the same or any part thereof.

3 The Company shall be entitled to treat the Holder of any Warrant as the absolute owner thereof and accordingly shall not except as ordered by a court of competent jurisdiction or as required by law be bound to recognise any equitable or other claim to or interest in such Warrant on the part of any other person whether or not it shall have express or other notice thereof.

4 Every Holder will be recognised by the Company as entitled to his Warrants free from any equity, set-off or cross-claim on the part of the Company against the original or any intermediate Holder of the Warrants.

5 Every transfer of a Warrant shall be made by an instrument of transfer in the usual or common form or in any other form which may be approved for the time being by the Directors.

6 The instrument of transfer of a Warrant shall be signed by or on behalf of the transferor but need not be signed by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the Warrant until the name of the transferee is entered in the Warrant Register in respect thereof.

7 The Directors may decline to recognise any instrument of transfer unless such instrument is deposited at the registered office of the Company accompanied by the Warrant Certificate to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The Directors may waive production of any certificate upon production to them of satisfactory evidence of the loss or destruction of such instrument together with such indemnity as they may require.

8 No fee shall be charged for any registration of a transfer of a Warrant or for the registration of any other documents which in the opinion of the Directors require registration.

9 The registration of a transfer shall be conclusive evidence of the approval by the Directors of the transfer.

10 In the event of the death of a Holder the survivors where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving Holder, shall be the only persons recognised by the Company as having any title to his Warrants, but nothing herein contained shall release the estate of a deceased Holder (whether sole or joint) from any liability in respect of any Warrant solely or jointly held by him.

11 Subject to any other provision herein contained any person becoming entitled to a Warrant in consequence of the death or bankruptcy of a Holder or otherwise than by transfer may, upon producing such evidence of title as the Directors shall reasonably require, and subject as hereinafter provided, be registered himself as Holder of the Warrant.

12 Subject to any other provision herein contained, if the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. All the limitations, restrictions and provisions herein contained relating to the right of transfer and the registration of transfers of Warrants shall be applicable to any such notice of transfer as aforesaid as if the death or bankruptcy of the Holder had not occurred and the notice of transfer were a transfer executed by such Holder.

13 A person becoming entitled to a Warrant in consequence of the death or bankruptcy of a Holder shall be entitled to receive and may give a good discharge for any moneys payable in respect thereof but shall not be entitled to receive notices of or to attend or vote at meetings of the Holders or, save as aforesaid, to any of the rights or privileges of a Holder until he shall have become a Holder in respect of the Warrant.

14 Every Holder shall register with the Company an address (including facsimile and/or telex number) either in the Cayman Islands or elsewhere to which notices can be sent and if any Holder shall fail so to do notice may be given to such Holder by sending the same by any of the methods referred to in paragraph 15 of this schedule to his last known place of business or residence or, if none, by exhibiting the same for three days at the registered office for the time being of the Company.

15 Notices and other communications to Holders may be given by personal delivery, prepaid letter by post (airmail in the case of an address outside the Cayman Islands), facsimile transmission or telex message. In proving service of any notice or other communication sent by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other communication was properly addressed and stamped and was deposited in a post box or at the post office, in each case, located in the Cayman Islands.

16 A notice or other communication given pursuant to the provisions of paragraph 15 of this schedule shall be deemed to have been served:

         (a) at the time of delivery, if delivered personally to the registered address;

         (b) on the day following its posting, if sent by prepaid letter by post to an address in the Cayman Islands;

         (c) on the third day following its posting, if sent by prepaid airmail letter to an address outside the Cayman Islands;

         (d) on the day following the despatch of the telex or facsimile transmission, if sent by telex or facsimile transmission.

17 All notices and other communications with respect to Warrants standing in the names of joint Holders shall be given to whichever of such persons is named first in the Warrant Register and such notice so given shall be sufficient notice to all the Holders of such Warrants.

18 Any person who, whether by operation of law, transfer or other means whatsoever, shall become entitled to any Warrant shall be bound by every notice in respect of such Warrant which prior to his name and address being entered on the Warrant Register shall have been duly given to the person from whom he derives his title to such Warrant.

19 Any notice or other communication given to a Holder in accordance with this schedule shall, notwithstanding that such Holder may then be deceased and whether or not the Company has notice of his decease, be deemed to have been duly served in respect of any Warrants whether held solely or jointly with other persons by such Holder until some other person be registered in his stead as the Holder or joint Holder thereof and such service shall for all purposes of these presents be deemed a sufficient service of such notice or document on his or her executors or administrators and all persons (if any) jointly interested with him in any such Warrant.

20 When a given number of days' notice or notice extending over any other period is required to be given, the day of service shall be included but the day upon which such notice will expire shall not be included in such number of days or other period. The signature to any notice to be given by the Company may be written or printed.

                                   SCHEDULE 3

              PROVISIONS AS TO MEETINGS AND RESOLUTIONS OF HOLDERS

1 The Company at any time may, and upon a request in writing of Holders holding not less than one-tenth of the Warrants for the time being in issue shall, convene a meeting of the Holders. Every such meeting shall be held at such reasonably convenient and appropriate place in the United Kingdom or elsewhere as the directors may approve.

2 At least 21 days' notice of the meeting to the Holders shall be given to the Holders. The notice shall specify the day, time and place of the meeting and the terms of the resolutions to be proposed. The accidental omission to give notice to, or the non-receipt of any such notice by, any of the Holders shall not invalidate the proceedings at any meeting.

3 A person (who may, but need not be, a Holder) nominated in writing by the Company shall be entitled to take the chair at every such meeting but if no such nomination is made, or if at any meeting the person nominated is not present within 15 minutes after the time appointed for the holding of such meeting, the Holders present shall choose one of their number to be chairman.

4 At any such meeting two or more persons holding Warrants and/or being proxies and being or representing in the aggregate the Holders of not less than 10 per cent. of the Warrants for the time being in issue shall (except for the purpose of passing an Special Resolution) form a quorum for the transaction of business and no business other than the choosing of a chairman shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for the passing of an Special Resolution shall be two or more persons holding Warrants and/or being proxies and being or representing in the aggregate the Holders of not less than a clear majority of the Warrants for the time being in issue.

5 If, within half an hour after the time appointed for any meeting, a quorum is not present, the meeting shall, if convened upon the requisition of Holders, be dissolved. In any other case it shall stand adjourned for such period, not being less than 14 days nor more than 28 days, and to such time and place, as may be appointed by the chairman. At such adjourned meeting the person or persons present in person holding Warrants or being proxies (whatever the number of the Warrants so held or represented) shall for all purposes form a quorum and shall have the power to pass any resolution (including an Special Resolution) and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting.

6 The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

7 At least ten days' notice of any meeting adjourned through want of a quorum shall be given in the same manner as of an original meeting, and such notice shall state the quorum required at such adjourned meeting. Subject as aforesaid, it shall not be necessary to give any notice of an adjourned meeting.

8 Every question submitted to a meeting shall be decided in the first instance by a show of hands but the chairman shall neither on a show of hands nor on a poll have a casting vote in addition to the vote or votes (if any) to which the chairman may be entitled as a Holder or as a proxy.

9 At any meeting, unless a poll is demanded by the chairman or by one or more Holders (or by their proxies) being or representing in the aggregate the Holders of not less than 10 per cent. of the Warrants then in issue (before or on the declaration of the result of a show of hands), a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10 If at any meeting a poll is so demanded, it shall be taken in such manner and, subject as hereinafter provided, either at once or after any adjournment, as the chairman directs, and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

11 Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

12 The Company (through its representatives and legal and financial advisers) shall be entitled to attend and speak at any meeting of the Holders. Save as aforesaid, no person shall be entitled to attend or vote at any meeting of the Holders unless he is a Holder or the duly appointed proxy and no person shall join with others in requesting the convening of such a meeting unless he is a Holder. Neither the Company nor any Subsidiary of the Company shall be entitled to vote in respect of Warrants held by it or on its behalf nor shall the holding of any such Warrants count towards a quorum.

13       Subject as provided in paragraph 12 of this schedule, at any meeting:

         (a) on a show of hands every Holder who is present in person (or in the case of a corporation by a duly authorised representative) and every person who is a proxy shall have one vote; and

         (b) on a poll every Holder who is present in person or by proxy as aforesaid shall have one vote in respect of each Warrant held by him.

         (c) Any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

14 A proxy need not be a Holder. Any appointment of a proxy must be in writing specifying the appointor and the Warrants and meeting in respect of which the proxy is to act as such. The instrument appointing the proxy must be delivered to the Company if the Company so requests in order for any such appointment be valid.

15 A meeting of the Holders shall in addition to all other powers (but without prejudice to any powers conferred on other persons by these presents) have the following powers exercisable by Special Resolution, namely:

         (a) power to sanction any compromise or arrangement proposed to be made between the Company and the Holders or any of them;

         (b) power to sanction any proposal by the Company for the modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Holders against the Company whether such rights shall arise under these presents or otherwise;

         (c) power to sanction any proposal by the Company for the exchange or substitution for the Warrants of, or the conversion of the Warrants into, shares, stock, bonds, debentures, debenture stock or other obligations or securities of the Company, or any other body corporate formed or to be formed;

         (d) power to assent to any modification of the conditions to which the Warrants are subject and/or the provisions contained in these presents which shall be proposed by the Company;

         (e) power to authorise any person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Special Resolutions;

         (f) power to discharge or exonerate any person from any liability in respect of any act or omission for which such person may have become responsible under these presents or the conditions to which the Warrants are subject;

         (g) power to give any authority, direction or sanction which under the provisions of these presents or the conditions to which the Warrants are subject is required to be given by Special Resolution; and

         (h) power to appoint any persons (whether Holders or not) as a committee or committees to represent the interest of the Holders and to confer upon such committee any powers or discretions which the Holders could themselves exercise by Special Resolution.

16 An Special Resolution shall be binding upon all the Holders, whether present or not present at such meeting, and each of the Holders shall be bound to give effect thereto accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justified the passing thereof.

17 The expression "SPECIAL RESOLUTION" when used in these presents means a resolution passed at a meeting of the Holders duly convened and held and carried by a majority consisting of not less than 75 per cent. of the votes cast upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than 75 per cent. of the votes cast on a poll.

18 Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Company, and any such minutes, if the same are signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of the Holders, shall be conclusive evidence of the matters therein contained and, until the contrary is provided, every meeting in respect of the proceedings of which minutes have been made and signed as aforesaid shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted thereafter to have been duly passed and transacted.

19 Subject to all other provisions contained in these presents the Company may without the consent of the Holders prescribe such further regulations regarding the holding of meetings of Holders and attendance and voting thereat as the Company may at its sole discretion determine.

20 Anything which, under the terms of this Instrument, may be done by resolution passed at a meeting of the Holders (including specifically, but without limitation, the passing of an Special

         Resolution) may be done, without a meeting and without any previous notice being required, by resolution in writing signed by or on behalf of all the Holders who, at the date of such resolution, would be entitled to attend and vote at such meeting, The signatures to any such resolution need not be on a single document provided each is on a document which accurately states the terms of the resolution. The date of the resolution is when the resolution is signed by or on behalf of the last Holder to sign.

EXECUTED AND DELIVERED      )

as a DEED by                )
RASMALA DISTRIBUTION        )
(CAYMAN) LIMITED            )
acting by [AUTHORISED       )
SIGNATORY]                  )

                            ...........................
                            Authorised Signatory

CONFORMATION PAGE

PARENT

SIGNED for and on behalf of        )
RASMALA DISTRIBUTION (CAYMAN)      )                   /s/ Ali Samir al Shihabi
LIMITED                            )



GUARANTOR

SIGNED for and on behalf of        )
RASMALA DISTRIBUTION (BERMUDA)     )                   /s/ Ali Samir al Shihabi
LIMITED                            )



ARRANGER

SIGNED for and on behalf of        )                   /s/ Fawzi Farah
CAPITAL TRUST N.V.                 )


AGENT

SIGNED for and on behalf of        )                   /s/ Fawzi Farah
CAPITAL TRUST N.V.                 )


ORIGINAL LENDER

SIGNED for and on behalf of        )                   /s/ Fawzi Farah
CAPITAL TRUST N.V.                 )



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